                                                                     EXHIBIT 2.5


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG






                               THE SHAREHOLDERS OF
                       CENTENNIAL SECURITY HOLDINGS, INC.

                       CENTENNIAL SECURITY HOLDINGS, INC.





                                       and




                              WESTAR CAPITAL, INC.











                                   Dated as of
                                 October 2, 1997

                                TABLE OF CONTENTS


                                                                                  Page

1.     PURCHASE AND SALE OF STOCK..................................................-1-
       1.1    Agreement to Purchase and Sell.......................................-1-
       1.2    Certain Definitions..................................................-2-

2.     PURCHASE PRICE AND CLOSING..................................................-6-
       2.1    Purchase Price.......................................................-6-
       2.2    Closing Date and Location; Payments.................................-11-
       2.3    Noncompetition and Nonsolicitation Agreements.......................-11-

3.     INDIVIDUAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF
       SELLERS....................................................................-11-
       3.1    Ownership of Stock..................................................-11-
       3.2    Capacity and Authority, Enforceability, No Violations...............-11-
       3.3    Consents and Approvals..............................................-12-
       3.4    Absence of Defaults.................................................-12-
       3.5    Litigation and Claims...............................................-12-
       3.6    Non-Foreign Status..................................................-13-

4.     JOINT REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.................-13-
       4.1    Organization and Corporate Documents................................-13-
       4.2    Capitalization......................................................-14-
       4.3    Sole Business; Subsidiaries; Affiliates.............................-14-
       4.4    Authority of Sellers................................................-15-
       4.5    Real Property.......................................................-15-
       4.6    Title to Property...................................................-16-
       4.7    Compliance with Laws; Litigation....................................-16-
       4.8    Certain Information Regarding Assets; Insurance.....................-16-
       4.9    Absence of Adverse Changes or Other Events..........................-17-
       4.10   Financial Statements................................................-18-
       4.11   Tax Returns and Payments............................................-18-
       4.12   Agreements with Employees...........................................-19-
       4.13   Intellectual Property Rights........................................-20-
       4.14   Business Documents..................................................-20-
       4.15   Subscriber and System Information...................................-21-
       4.16   Business Market.....................................................-23-
       4.17   Central Station.....................................................-23-
       4.18   U.L. Certification..................................................-24-
       4.19   Broker or Finder....................................................-24-
       4.20   Labor and Employment Matters........................................-24-
       4.21   Creditors...........................................................-26-
       4.22   Contracts...........................................................-26-
       4.23   Environmental Matters...............................................-27-
       4.24   Banks, Officers and Powers of Attorney..............................-27-
       4.25   Inventory...........................................................-27-
       4.26   Liabilities.........................................................-27-
       4.27   Schedules Delivered.................................................-27-
       4.28   Disclosure..........................................................-28-

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.........................-28-
       5.1    Authority of Buyer..................................................-28-
       5.2    Consents............................................................-28-
       5.3    Broker or Finder....................................................-28-
       5.4    Litigation..........................................................-29-
       5.5    Investment Purpose..................................................-29-
       5.6    Disclosure..........................................................-29-

6.     ACTIONS PRIOR TO OR ON THE CLOSING DATE....................................-29-
       6.1    Prior To or At Closing..............................................-29-
              (a)    Investigation................................................-29-
              (b)    Preservation of Representations and Warranties...............-30-
              (c)    Consents and Approvals.......................................-30-
              (d)    Exclusive Dealing............................................-30-
              (e)    Lien Searches................................................-31-
              (f)    Maintenance of Business......................................-31-
              (g)    Insurance....................................................-31-
              (h)    Organization and Transition..................................-32-
              (i)    Consummation of Agreement....................................-32-
              (j)    Corporate Matters............................................-32-
              (k)    Capitalization...............................................-32-
              (l)    Accounts Receivable..........................................-32-
              (m)    Resignations.................................................-32-
              (n)    Crime Busters, Inc...........................................-32-
              (o)    Payoff of Notes..............................................-33-
              (p)    Southeast Security Management Co.............................-33-
       6.2    Post-Closing........................................................-33-
              (a)    Employees....................................................-33-
              (b)    Access to Records............................................-34-
              (c)    Reprogramming Costs..........................................-34-
              (d)    Completion of Work in Progress...............................-34-
              (e)    Collection of Accounts Receivable............................-34-

7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...............................-34-
       7.1    Covenants and Warranties............................................-34-
       7.2    No Restraint or Litigation..........................................-35-
       7.3    Necessary Consents, Approvals and Permits...........................-35-
       7.4    Opinion of Counsel..................................................-35-
       7.5    Adverse Change......................................................-35-
       7.6    Documents, Certificates and Other Items.............................-35-
       7.7    Satisfaction of Debts...............................................-37-
       7.8    Accounts Receivable.................................................-37-
       7.9    Capitalization......................................................-37-
       7.10   Excluded Assets.....................................................-37-
       7.11   Updated Schedules...................................................-37-
       7.12   Minimum RMR.........................................................-38-
       7.13   Oral 3rd Party Monitoring Agreements................................-38-

8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.............................-38-
       8.1    Covenants and Warranties............................................-38-
       8.2    Delivery of Purchase Price..........................................-38-

       8.3    Documents, Certificates and Other Items.............................-38-
       8.4    No Restraint or Litigation..........................................-39-
       8.5    Approvals...........................................................-39-

9.     INDEMNIFICATION............................................................-39-
       9.1    Indemnification by Sellers and Buyer................................-39-
       9.2    Notice of Claims....................................................-40-
       9.3    Third Party Claims..................................................-41-
       9.4    Survival of Indemnity Obligations...................................-42-
       9.5    Basket and Cap......................................................-42-
       9.6    Tax Indemnification/Returns.........................................-43-
       9.7    Buyer's Tax Claim Defense...........................................-44-
       9.8    Sole and Exclusive Remedy...........................................-44-
       9.9    Deferred Payment as Source of Payment Obligations of Sellers........-45-

10.    DAMAGE TO PROPERTY AND RISK OF LOSS........................................-45-

11.    TERMINATION OF AGREEMENT...................................................-45-

12.    GENERAL PROVISIONS.........................................................-46-
       12.1   Survival of Obligations; Effect of Investigations...................-46-
       12.2   Transfer Charges and Taxes..........................................-47-
       12.3   Dispute Resolution..................................................-47-
       12.4   Confidentiality.....................................................-48-
       12.5   Public Announcements................................................-48-
       12.6   Governing Law Exclusive Jurisdiction and Consent to Service of
                Process ..........................................................-49-
       12.7   Notices.............................................................-49-
       12.8   Assignment..........................................................-50-
       12.9   Entire Agreement; Amendments........................................-50-
       12.10  Interpretation......................................................-50-
       12.11  Waivers.............................................................-51-
       12.12  Expenses............................................................-51-
       12.13  Partial Invalidity..................................................-51-
       12.14  Further Assurances..................................................-51-
       12.15  Counterparts........................................................-52-
       12.16  Third-Party Beneficiaries...........................................-52-

                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is made as of this 2nd day of October, 1997 by and among WESTAR CAPITAL, INC., a Kansas corporation or its permitted assignee ("Buyer"), on the one hand, and CENTENNIAL SECURITY HOLDINGS, INC., a Delaware corporation (the "Parent") and the persons and entities listed on Schedule 1.1, (individually each a "Seller" and collectively the "Sellers"), being the owners of record of all of the issued and outstanding capital stock of the Parent.

                                   BACKGROUND

      WHEREAS, the Parent is the sole shareholder of CENTENNIAL SECURITY, INC. (the "Corporation"); and

      WHEREAS, the Corporation is the sole shareholder of RADAR SECURITY, INC., an Ohio corporation, (the "Ohio Subsidiary"); and together with the Corporation referred to herein collectively as the "Subsidiaries"); and

      WHEREAS, the Parent and the Subsidiaries are referred to herein collectively as the "Company;" and

      WHEREAS, the Company owns and operates a business engaged in the business of marketing, selling, leasing, installing and servicing residential and commercial alarm systems and providing alarm system monitoring, paging and other related services in the areas in and around California, Florida, Connecticut, Indiana, New York, New Jersey, Ohio, Michigan, Kentucky, West Virginia and Pennsylvania (the "Security Business"); and

      WHEREAS, Sellers own all of the issued and outstanding capital stock of Parent described on Schedule 4.2, which stock at Closing shall constitute all shares of any class of capital stock of the Parent (the "Stock"); and

      WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the Stock on the following terms and conditions; and

      WHEREAS, Sellers have appointed Centennial Fund IV, L.P. a Delaware limited partnership, as their representative (the "Sellers' Representative") to act on their behalf with respect to certain aspects of the performance of this Agreement.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1.    PURCHASE AND SALE OF STOCK

      1.1   Agreement to Purchase and Sell.

            Subject to the terms and conditions of this Agreement, Sellers agree to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Sellers on the Closing Date, the number of shares of Stock set forth opposite their respective names on Schedule 1.1, free and clear of any and all Encumbrances, which Stock at Closing shall constitute all shares of any class of capital stock of Parent owned of record or beneficially by such Seller.

      1.2   Certain Definitions.

            As used in this Agreement, the following terms will mean the following:

            (a) "Adjustment Date" means that business day which is 60 days after the Valuation Date. If the 60th day is a Saturday, Sunday or holiday, the Adjustment Date shall be the next business day.

            (b) "Assets" means all of the assets of the Company of every kind and character, real, personal, tangible, intangible or mixed, used or useful in connection with, or necessary to its operations and business as currently conducted, other than the Excluded Assets. The Assets include the following:

                  (i) All of the Company's rights in, to and under all tangible assets of the Company, including central station equipment, alarm systems (including local alarm systems installed, sold or acquired by the Company but which generate no recurring revenue), closed circuit television and access control equipment, electronic alarm equipment, alarm test equipment, machinery, tools, computers, related software and source/object code, office equipment, furnishings, vehicles, Inventory, spare equipment and parts reasonably necessary for day-to-day maintenance and repair, other tangible personal property of any nature, and the Company's rights in fixtures attached to real estate leased to the Company and used by the Company (collectively, the "Tangible Assets"). Certain of the leased and owned tangible assets (including all vehicles) of the Company and including all those having an estimated replacement cost of more than $1,000.00 are set forth in Schedule 1.2(b)(i).

                  (ii) All of the Company's interest of every kind and description in real property, buildings and structures, together with all improvements thereon, all of which are set forth in Schedule 1.2(b)(ii).

                  (iii) (A) All installed monitored alarm contracts, whether written or oral, including all installations and equipment of the Company located at Subscribers' residences or places of business related thereto, and any and all related agreements for alarm services (including monitoring, paging, test and inspections, repair service, and leasing of equipment (herein the "Alarm Services") (the "Subscriber Contracts") between the Company and their respective Subscribers (the "Alarm Accounts") all of which are identified on
Schedule 1.2(b)(iii)(A);

                        (B) All agreements to provide third-party monitoring to alarm dealers all of whom are set forth in Schedule 1.2(b)(iii)(B) (the "Wholesale Alarm Accounts");

                        (C) All of the Company's rights in, to and under all leases of real property and equipment that are related to and used by the Company, telephone book listing agreements, noncompetition, nonsolicitation and nondisclosure agreements with third parties, and all other agreements, licenses (including any licenses or agreements to use the names "Masada Security," "Centennial," "Habitec,"and "Sonitrol" and the names set forth on Schedule 4.1), and any licenses held personally which are necessary for the operation of the Security Business as presently conducted and transferable to the Company, permits (including permits relating to installations which are pending, currently in progress or completed) and manufacturer's warranties on tangible property that are related to the Company's conduct of its business (collectively, the "Business Documents"). A list of the Business Documents is set forth in Schedule 1.2(b)(iii)(C).

                  (iv) All of the Company's rights in, to and under the following assets, intangibles and rights that are related to, and presently owned by the Company or used in its business: (A) refundable deposits from customers, prepaid service charges and prepaid income items; (B) system designs, plans and drawings; (C) options, claims, contract rights, patents, copyrights, trade secrets and trade names, including the name "Centennial Security" and the names set forth on Schedule 4.1 (under subparts "Fictitious Names"and "Rights to Use Certain Names" of such schedule) and all variations thereof; (D) cash and cash equivalents; (E) accounts receivable; (F) operating and accounting data;
(G) customer lists and files (including any lists and files of former customers); (H) computer programs and documentation; (I) telephone lines and numbers (including WATS lines and numbers); (J) Work in Progress; (K) outstanding bids and proposals; (L) goodwill; and (M) the stock of the Corporation and the Ohio Subsidiary.

            (c) "Closing" or "Closing Date" means the consummation of this transaction which is contemplated to be on or about the last business day of the calendar month in which all of the conditions to Closing have been satisfied, unless the parties otherwise agree to an earlier or later date, but not sooner than 15 business days after the date of this Agreement. The Stock shall be transferred by Sellers to Buyer upon receipt of the payment due at Closing.

            (d) "Closing Financials" means (a) the audited consolidated statements of the Company's income and expenses for the period from January 1, 1997 through and including 11:59:59 p.m. of the Closing Date, and (b) the audited consolidated balance sheet of the Company as of the day preceding the Closing Date, in each case together with the report thereon of Ernst & Young, the Company's independent certified public accountants. The balance sheet shall be prepared in sufficient detail and in a format necessary to permit Buyer to prepare the Adjusted WC.

            (e) "Encumbrance" means any security interest, pledge, mortgage, lien (including without limitation, environmental liens, lis pendens liens, claims of liens, and Tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than: (i) a lien of taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions and that are described on Schedule 4.11; and (ii) easements, covenants and restrictions that are presently of record and that do not materially interfere with or impair the Company's use and presently intended use of any of the real property or materially reduce the value of any of the real property used by Company.

            (f) "Excluded Assets" means those assets set forth on Schedule 1.2(f) which either are (i) not the property of the Company, or (ii) will be transferred by Company "AS IS" prior to the Closing to another person or entity free of all Encumbrances and without recourse to Company or Buyer.

            (g) "GAAP" means generally accepted accounting principles as are in effect from time to time in the United States.

            (h) "Valuation Period" means the 120 day period commencing as of the Closing Date and ending on the Valuation Date.

            (i) "Inventory" means all raw materials, work in process and finished goods produced or used by the Company in the Security Business.

            (j) "Liabilities" means any and all debts, losses, liabilities, claims, damages, fines, costs, royalties, proceedings, deficiencies or obligations (including those arising out of any claim, action, suit or proceeding, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims, and any reasonable out-of-pocket costs and expenses (including reasonable attorneys', accountants' or other fees and expenses incurred in defending any claim, action, suit or proceeding or in investigating any of the same or in asserting any rights hereunder), and including any accountability or responsibility for any of the foregoing, and including:

                        (A) any foreign, federal, state, county or local income or other tax arising from the operation of the Security Business or the ownership of the Assets on or prior to the Closing Date;

                        (B) any liabilities, obligation or commitment of Sellers related to the Stock, or the Company to their creditors, whether arising out of contract or tort, or to any party holding an Encumbrance on any of Stock or Assets;

                        (C) any employee obligation relating to or arising out of the period prior to the Effective Time, including any obligation for wages, commissions, vacation and holiday pay, sick pay, bonuses, incentive compensation bonuses, severance pay, pensions, or any obligation under any collective bargaining agreement, employment agreement or employment at-will relationship, or any obligation to retain any employee of the Company after the Closing Date;

                        (D) any severance pay or other employee benefit obligation triggered by or arising out of the consummation of this transaction after the Closing Date;

                        (E) any liabilities the existence of which would constitute a breach of any of the representations, warranties or covenants of Sellers or Company in this Agreement; and

                        (F) any liabilities arising because Hazardous Materials are present on the real or personal property leased or otherwise used by the Company and being transferred pursuant to this Agreement, or any Liabilities for the use, handling, generation or disposal of Hazardous Materials by the Company, or any previous owner of the Assets relating to or arising out of the period prior to the Effective Time. The term "Hazardous Materials" includes hazardous waste, hazardous substances, toxic substances and all related materials, including all materials and substances regulated by The Comprehensive Environmental Response, Compensation and Liability Act of 1980, The Resource Conservation and Recovery Act of 1976, The Superfund Amendments and Reauthorization Act of 1986, The Clean Water Act, The Clean Air Act, The Toxic Substance Control Act, all as amended from time to time, and/or any other applicable federal, state or local environmental law, statute, rule, regulation or ordinance

            (k) "Recurring Monthly Revenue" ("RMR") means the sum of monthly recurring revenue to be derived by the Company from all Alarm Accounts and Wholesale Alarm Accounts in service as of the Closing Date. RMR shall only include those sums derived from Alarm Accounts and Wholesale Alarm Accounts that are: (i) provided Alarm Services pursuant to Subscriber Contracts on the Company's standard written contract forms to which there have been no material alterations as to any customer, or on Customer Purchase Orders or on Modified Agreements which, collectively, do not represent more than 5% of the total Closing RMR (the "RMR Basket"); (ii) provided Alarm Services pursuant to Subscriber Contracts which do not contain a provision, which requires the customer's consent to the consummation of the transactions contemplated hereby, except that up to 1% of the total Closing RMR (the "RMR Change-In-Control Basket") may be from Subscriber Contracts, which do contain such "change-in-control" provisions (the "Change-In-Control Subscriber Contracts"); (iii) billed as stipulated in the applicable Subscriber Contract (including any increases in service rates imposed by the Company subsequent to the execution of any written agreement or entry of any oral agreement and prior to the date of this Agreement); (iv) not more three
(3) calendar months past due from the date of the earliest unpaid invoice date for RMR issued prior to the Closing Date (which invoice date is on or before the first date of service for the applicable billing period); unless derived from Alarm Accounts that historically pay late, which are identified on a slow-pay schedule delivered to Buyer 5 business days prior to the Closing Date and approved by Buyer (the "Slow Pay Schedule"); and (v) in effect on the Closing Date and as of the Closing Date had not been canceled, and with respect to which no written notice of cancellation or oral notice of cancellation recorded in the ordinary course of business (either in writing or other media) by the Company has been received prior to the Closing Date. RMR shall not include any amounts derived from or which are expected to be derived from: (a) reimbursement for or prepayment of private line telephone line charges associated with any monitored account; (b) reimbursement for or prepayment of any false alarm assessment; (c) reimbursement for or prepayment of any amounts equal to taxes, fees, monitoring charges or other charges imposed by any governmental authority relative to the furnishing of alarm services; (d) alarm services to be provided under any agreement, which by its terms is terminable and has been terminated by the Company's customer as a result of the consummation of the transaction contemplated hereby; (e) time and material service revenue, or other revenues that are not received on a regular and recurring basis; (f) charges paid to third party response agencies (including answering service charges) for monitoring, patrol or alarm response, other than charges paid to RRSS or other third party monitoring facilities of Company identified on Schedule 4.17; (g) charges subject to reduction for lease-to- buy equipment; (h) charges which are not recurring throughout the entire remaining term of the applicable Subscriber Contract. In addition, RMR shall not include the recurring regular monthly fees and charges payable pursuant to customer contracts with respect to which on the Closing Date the alarm system has not been fully installed and operational, unless included on the Schedule 1.2(r). RMR attributable solely to the Wholesale Alarm Accounts is referred to as the "Wholesale RMR," and RMR attributable to the Alarm Accounts is referred to as "Alarm RMR." RMR shall not include any recurring revenue attributable to the Crime Buster, Inc. alarm accounts and/or Southeast Security Management Co. alarm accounts.

            (l) "Majority in Interest of Sellers" means any Seller or group of Sellers or holders of stock options immediately prior to Closing, who, individually or collectively, has the power to vote a majority of the shares of the Stock (assuming conversion of the options to Stock at the Closing.).

            (m) "Non-qualified Account" means an Alarm Account included among the Assets that did not meet the definition of RMR at the Closing Date and was not included in the Closing RMR, and is set forth on Schedule 1.2(m) to be delivered by Sellers to Buyer 2 business days prior to the Closing Date.

            (n) "Sellers' Representative" means Centennial Fund IV, L.P. or such other person or entity designated in writing to Buyer by a Majority in Interest of Sellers.

            (o) "Subscriber" means any person, business, corporation or other entity that has an Alarm Account with the Company for the provision of Alarm Services.

            (p) "Valuation Date" means the business day that coincides with or next follows the last day of the Valuation Period.

            (q) "Working Capital Adjustment" means the amount obtained by subtracting the total liabilities (both current and long term other than the Notes) from the current assets (on a consolidated basis) as of the Closing Date in accordance with GAAP applied on a basis consistent with the past practices of the Parent, the Corporation and the Ohio Subsidiary, as the case may be. The method of calculation and the exclusive components of the Working Capital Adjustment are set forth on Schedule 1.2(q). The Working Capital Adjustment determined by the Company at Closing is referred to as the "Closing WC." If the total liabilities included in the Working Capital Adjustment exceed the assets included in the Working Capital Adjustment, then the Working Capital Adjustment is expressed as a negative number.

            (r) "Work in Progress" or "WIP" means new Alarm Accounts sold prior to the Closing Date pursuant to a fully executed written contract or customer's purchase order, which have not been completely installed and are not being monitored as of the Closing Date, and shall be set forth on Schedule 1.2(r) to be delivered 2 business days prior to the Closing, which schedule shall set forth in reasonable detail, the name, address, the purchase price and/or installation fee, deposit received, work performed, the RMR associated with the Alarm Account (the "WIP RMR"), and anticipated installation completion date for each account included in the work in process (each a "WIP Account"). "WIP Losses" means the loss, if any, incurred by Company or Buyer in installing each WIP Account (the installation revenue for the WIP Account included in the Closing WC or paid to Company or Buyer after the Closing Date less an administration fee of $150.00, cost of materials, direct labor and any applicable sales commissions for such WIP Account.)

            (s) "Notes" means the obligations of the Company evidenced by secured or unsecured promissory notes of the Company and that are reflected under the captions "Notes Payable," and "Subordinate Notes Payable," including any portion under "Current Portion of Long Term Debt" on the Financial Statements.

2.    PURCHASE PRICE AND CLOSING.

      2.1   Purchase Price.

            (a) Determination of the Purchase Price. The purchase price ("Purchase Price") for the sale of the Stock shall be the amount obtained by taking the total of: the amount of the Company's Alarm RMR as of the Closing Date (the "Closing Alarm RMR"), multiplied by 62; plus the amount of the Company's Wholesale RMR as of the Closing Date (the "Closing Wholesale RMR") multiplied by 30; plus the Working Capital Adjustment, plus an amount equal to the WIP RMR anticipated by Buyer, in its commercially reasonable opinion, to be put in service before the Valuation Date multiplied by 62. The Purchase Price will be reduced by the amount of the Notes as of the Closing Date; (including all accrued interest, penalties and late-payment fees and all prepayment penalties, if any). On the Adjustment Date, the Purchase Price shall be increased by an amount equal to the Re-qualified RMR, if any, (as herein defined) multiplied by 31. This determination of the Purchase Price assumes that: (i) unearned income attributable to alarm services to be performed after the Closing Date for Alarm Accounts,.is included as a liability on the balance sheet of the Parent and/or the Company, and will be included in the Working Capital Adjustment and Closing WC, and if it is not so included, the Purchase Price would be reduced by the amount of the unearned income at the Closing Date; and (ii) the valuation of accounts receivable includes an appropriate reserve for bad debt made in accordance with GAAP consistently applied in accordance with past practices of Company.

            (b) Estimated Closing Purchase Price. At Closing, Buyer will prepare a good faith estimate of the Purchase Price (the "Closing Purchase Price"), subject to Sellers' Representative's review and acceptance. 85% of the Closing Purchase Price, without deduction for the amount of the Notes, less the amount of Notes, will be paid to the Sellers' Representative on behalf of the Sellers pursuant to Sellers' Representative's written wire instructions and payment authorization substantially in the form of Schedule 2.1(b)-A on the Closing Date by federal funds wire transfer or other form of immediately available funds. The balance of the Closing Purchase Price (the "Deferred Payment") will be withheld by Buyer and delivered to the Escrow Agent to be held pursuant to the terms of an escrow agreement substantially in the form of Exhibit A (the "Holdback Escrow Agreement") and as more specifically set forth in Section 2.1(c). Interest earned in the escrow account shall be distributed to Sellers' Representative on behalf of Sellers on a quarterly basis pursuant to the terms set forth in the Holdback Escrow Agreement. The amount of the Notes will be paid to the Note holders at Closing. The calculation of the Closing Purchase Price and its components shall be set forth on Schedule 2.1(b)-B, a proforma of which is attached hereto, and which proforma sets forth Sellers' estimate of the Closing Purchase Price, which estimate is not binding upon any party and is provided solely for exemplary purposes. If Sellers' Representative does not accept Buyer's determination of the Closing Purchase Price and the difference between Buyer's estimation of the Closing Purchase Price and Sellers' Representative's estimation of the Closing Purchase Price is $400,000 or less, the Closing Purchase Price will be calculated using one-half of such difference, and either Buyer or Sellers will have the right to dispute such amount after Closing pursuant to Section 2.1(h). If the difference between Buyer's determination of the Closing Purchase Price and Sellers' Representative's determination of the Closing Purchase Price is greater than $400,000, then the dispute will be submitted prior to Closing to the Independent Accountants (as herein defined) who will resolve such dispute within 10 days after such engagement, such resolution being a condition of Closing. The reasonable fees of the Independent Accountants will be allocated in the manner set forth in Section 2.1(h).

            (c) Deferred Payment. One-third of the Deferred Payment shall be paid to Sellers on the second anniversary of the Closing Date less any adjustments due to offsets for the indemnification obligations of Sellers under this Agreement, and any downward adjustments to the Purchase Price as set forth herein. The balance of the Deferred Payment shall be paid to Sellers on the third anniversary of the Closing Date less any adjustments due to offsets for the indemnification obligations of Sellers under this Agreement.

            (d) Closing Date Review. Not later than sixty (60) days after the Closing, the Sellers will, at their sole expense, cause the Company's certified public accounting firm (Ernst & Young) to deliver to the Sellers' Representatives, the Company and Buyer the Closing Financials (together with related work papers) for the Company. The Shareholders' Representative shall direct Ernst & Young to prepare the Closing Financials, at Sellers' expense, in accordance with generally accepted accounting principles applied consistently by the Company throughout the periods indicated and on a consistent basis with the Financial Statements. Buyer will cause Company to make its employees and accounting records reasonably available to Company's certified public accounting firm at the Company's offices as may be necessary to permit such accounting firm to prepare the Closing Financials. After the Valuation Date and on or before the Adjustment Date, Buyer will redetermine the Purchase Price at the Closing Date (the "Adjusted Purchase Price") and deliver to Sellers' Representative a schedule (the "Closing Date Review Schedule")setting forth:

                  (i) its calculation of the Alarm RMR in effect as of the Closing Date ("Adjusted Alarm RMR");1

                  (ii) its calculation of the Wholesale RMR in effect as of the Closing Date ("Adjusted Wholesale RMR");

                  (iii) its calculation of the Working Capital Adjustment as of the Closing Date ("Adjusted WC") based upon the information provided in the Closing Financials;

                  (iv) its calculation of the WIP RMR attributable to the WIP Accounts which meets the definition of RMR set forth in Section 1.2(j) as of the Valuation Date, have been completely installed on or prior to the Valuation Date, are capable of being monitored on the Valuation Date, (the "Adjusted WIP RMR"), and the aggregate amount of the WIP Losses, if any;

                  (v) its calculation of the RMR attributable to Non-qualified Accounts in service on the Valuation Date, which have paid, in full, the accounts receivable balance for RMR existing as of the Closing Date, and which, on the Valuation Date, are not more than 1 calendar month past due in the payment of RMR from the earliest unpaid invoice date issued prior to the Valuation Date (provided such invoice date is earlier than the first service date for the applicable billing period) and, in all other respects, meet the definition of RMR as set forth in Section 1.2(j) as of the Valuation Date (the "Re- qualified RMR"); and

                  (vi) its calculation of the amounts due under the Notes as of the Closing Date, (including all accrued interest, penalties and late-payment fees and all prepayment penalties, if any).

            (e)   Adjusted Purchase Price.

                  The Closing Date Review Schedule shall also include the resulting Buyer's calculation of the Adjusted Purchase Price determined as follows:

                  (i)   the Adjusted Alarm RMR multiplied by 62; plus

                  (ii)  the Adjusted Wholesale RMR multiplied by 30; plus

                  (iii) the Adjusted WIP RMR multiplied by 62; minus the WIP
                        Losses; plus

                  (iv)  the Re-qualified RMR multiplied by 31; plus

                  (v)   the Adjusted WC (which may be a negative amount); minus


--------
1 Adjusted Alarm RMR shall not include any RMR attributable to Alarm Accounts evidenced by Customer Purchase Orders or Modified Agreements in excess of the RMR Basket; and shall not include any RMR attributable to Alarm Accounts evidenced by Change-In-Control Subscriber Contracts in excess of the RMR Change-In-Control Basket for which there are as of the Valuation Date accounts receivable in excess of 30 days.

                  (vi) the amounts necessary to cancel and satisfy the Notes in full as of the Closing Date, (including all accrued interest, penalties and late-payment fees and all prepayment penalties, if any).

The Closing Date Review Schedule shall be accompanied by a certificate signed by an officer of Buyer setting forth that the schedule and adjustments have been prepared in accordance with the terms and provisions of the Agreement. In the event the Adjusted Purchase Price is more or less than the Closing Purchase Price, then Deferred Payment shall be adjusted upwards or downwards by such difference accordingly. If the Adjusted Purchase Price is greater than the Closing Purchase Price, the balance shall be added to the Deferred Payment and paid into the escrow account by Buyer; and if the Adjusted Purchase Price is less than the Closing Purchase Price, the Deferred Payment will be decreased by said amount and paid out of the escrow account to Buyer.

            (f) Valuation Date Review: Subsequent to calculating the Adjusted Purchase Price pursuant to Section 2.1(e), and after the Valuation Date and on or before the Adjustment Date, Buyer shall recompute the Alarm RMR ("Second Look Alarm RMR") and the Wholesale RMR (the "Second Look Wholesale RMR" and together with the Second Look Alarm RMR the "Total Second Look RMR") as of the Valuation Date for the Alarm Accounts and Wholesale Alarm Accounts originally included in the RMR, and prepare and deliver to Sellers' Representative a schedule setting forth the amount of each element of the Total Second Look RMR, the amount of any further adjustment to the Adjusted Purchase Price (such adjusted purchase price being the "Final Purchase Price"), and the amount of the remaining balance of the Deferred Payment. The RMR shall be reduced only for each Alarm Account or Wholesale Alarm Account (a "Non-Performing Account") included in the RMR which is canceled or terminated for either or both of the following reasons:

                  (i) the Non-Performing Account was canceled by Buyer, the Parent or the Company on or before the Valuation Date because: (a) a notice of cancellation, dispute or intent not to renew has been received by the Company from a Subscriber, either orally (and is reflected in the ordinary course of business in the records of Company either in writing or other stored media) or in writing, prior to the Closing Date; or (b) a notice of cancellation, dispute or intent not to renew had been received by Buyer, the Sellers, the Company, either orally (and is reflected in the ordinary course of business in the records of Company either in writing or other stored media) or in writing after the Closing Date which cancellation relates to circumstances, events or occurrences existing prior to the Closing Date; or

                  (ii) the Non-Performing Account was canceled by Buyer after the Valuation Date but prior to the Adjustment Date because the Non-Performing Account had an accounts receivable balance for RMR at the Closing Date of one calendar month or more (whether included on the Slow-Pay Schedule or not), and Buyer did not receive, during the Valuation Period, at least one (1) payment from the Subscriber in an amount not less than the RMR attributable to the Alarm Account. Credits given to Non-Performing Accounts or Non-qualified Accounts shall not be considered payments hereunder, nor shall Sellers offer to make or actually make any payments on behalf of a Non-Performing Account or a Non-qualified Account or offer or cause to offer any gift or any other inducement or coercion to any Non-Performing Account or Non-qualified Account to make any payments to Buyer after the Closing Date.

            (g) Exceptions to Non-Performing Accounts. The RMR shall not be reduced for any Non-Performing Account that was canceled by Buyer pursuant to the terms of subsection

2.1(f)(i) and/or 2.1(f)(ii), if during the Valuation Period, Buyer did any of the following with respect to such NonPerforming Account: (A) relocated the monitoring service from the monitoring facility used at Closing unless the move is from the Interactive monitoring facility to the RRSS monitoring facility or another monitoring facility currently used by the Company or Buyer; (B) increases the RMR except for increases attributable to additions or changes in services or equipment; (C) changes the billing cycle (e.g., change from a monthly to quarterly bill cycle); or (D) requests the Non-Performing Account to execute a new alarm service contract, unless the existing Subscriber Contract with the Non-Performing Account is (A) a Modified Agreement; or (B) a Customer Purchase Order that is subject to renewal during the Valuation Period.

            (h) Purchase Price Reduction. If after deducting the aggregate amount of the Alarm RMR and Wholesale RMR for the Non-Performing Accounts from the Closing RMR, the Second Look Alarm RMR is less than the Closing RMR then the Adjusted Purchase Price and Deferred Payment will be reduced by an amount equal to the difference between the Closing Alarm RMR and the Second Look Alarm RMR multiplied by 62. If after deducting the aggregate amount of the Wholesale RMR for the Non-Performing Accounts for the Closing Wholesale RMR, the Second Look Wholesale RMR is less than the Closing Wholesale RMR then the Adjusted Purchase Price and Deferred Payment will be reduced by an amount equal to the difference between the Closing Wholesale RMR and the Second Look Wholesale RMR multiplied by 30. However, if a new customer takes over an Alarm Account at the location of a Non-Performing Account prior to the Valuation Date, then Buyer shall add back into the Second Look Alarm RMR an amount equal to the RMR for the new customer multiplied by 52. The Adjusted Purchase Price and the Deferred Payment shall be further reduced by an amount equal to the product of $50.00 multiplied by the number of Customer Purchase Orders or Modified Agreements that exceed 3% of the total Closing RMR that are included in RMR pursuant to clause (i) of Section 1.2(k). Nothing in the immediately preceding sentence shall be interpreted to mean that the Closing RMR may include RMR related to Customer Purchase Orders or Modified Agreements in excess of the RMR Basket.

            (i) Purchase Price or Adjustment Dispute: Should Sellers' Representative dispute Buyer's calculation of the Adjusted Purchase Price under subsections 2.1(e) or Buyer's calculation of the Final Purchase Price under subsections 2.1(f) and 2.1(h) above, Sellers' Representative will promptly, but in no event later than 15 business days after receipt of such calculation, deliver to Buyer written notice describing in reasonable detail the dispute, together with Sellers' Representative's determination as to the Adjusted Purchase Price or Final Purchase Price, as the case may be, in reasonable detail. If the dispute is not resolved by the parties within 15 business days from the date of receipt by Buyer of such written notice from Sellers' Representative, the Sellers and Buyer agree to promptly engage Price Waterhouse (the "Independent Accountants") to resolve the dispute within 30 business days after such engagement. The Independent Accountants' determination will be restricted to the terms set forth in this Agreement and will be final and binding on the parties. All fees and costs of the Independent Accountants will be borne pro rata by Buyer and Sellers in proportion to the difference between the Independent Accountants' determination of the Adjusted Purchase Price or Final Purchase Price, as the case may be, and Sellers' Representative's and Buyer's determination of such adjustment. For example, if Sellers' Representative's determination differs by $20,000 from the Independent Accountants' determination, but Buyer's determination only differs by $5,000, Sellers will bear 20/25 of such fees and costs and Buyer will bear 5/25 of such fees and costs.

      2.2   Closing Date and Location; Payments.

            The consummation of the transfer and delivery of the Stock to Buyer, including the recording thereof on the stock registry records of Parent, and the receipt of the consideration therefor by Sellers will constitute the Closing. Unless otherwise mutually agreed to by the parties and subject to satisfaction of the conditions precedent set forth in Articles 7 and 8, the Closing will take place at 9:00 a.m., local time, at the offices of Buyer in Topeka, KS, on the Closing Date but in any event prior to the Termination Date, except as provided under Article 11. The effective date of the sale of the Stock will be as of 11:59:59 p.m. on the Closing Date (the "Effective Time").

      2.3   Noncompetition and Nonsolicitation Agreements.

            In connection with the consummation of these transactions, Robert J. Shiver ("Shiver")shall have executed a Noncompetition Agreement substantially in the form of Exhibit B-1 and Company shall have paid to Shiver the cash consideration set forth in the Noncompetition Agreement together with all severance payment obligations due to Shiver. Each of James J. Jackson, John Fay, Richard York, Richard Simonetti, Ken Obermeyer and Edward Pilot will have executed a nonsolicitation agreement substantially in the form of Exhibit B-2 (the "Nonsolicitation Agreement"), and Company shall have paid to each of them the cash consideration set forth in the Nonsolicitation Agreement. Buyer's remedy for a breach of the Noncompetition Agreement or Nonsolicitation Agreements will not be limited to any amount given as consideration for the Noncompetition Agreement or Non-solicitation Agreements and that Buyer's remedies will be as specified in the Noncompetition Agreement or Non-solicitation Agreements, as the case may be.

3.    INDIVIDUAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.

      As an inducement to Buyer to enter into this Agreement and to consummate these transactions, each Seller, individually and severally solely with respect to such Seller, represents, warrants and covenants to Buyer and agrees that as of this date and through and including the Closing Date:

      3.1   Ownership of Stock

      Such Seller is the owner, beneficially and of record, of, and has good title to, all shares of the Stock to be transferred by such Seller hereunder, free and clear of all Encumbrances.

      3.2   Capacity and Authority, Enforceability, No Violations

            (a) Such Seller has the requisite power, legal capacity and authority and the right to execute and deliver this Agreement and to carry out the terms and conditions applicable to such Seller under this Agreement, including the power, legal capacity, legal authority and right to sell, convey and transfer to Buyer at the Closing the Stock, free and clear of any and all Encumbrances, to be sold to Buyer by such Seller. Upon consummation of the Closing, Buyer will acquire from such Seller legal and beneficial ownership of, good and marketable title to, and all right to vote the Stock to be sold to Buyer by such Seller, free and clear of all Encumbrances.

            (b) This Agreement constitutes, and each other agreement and instrument to be executed and delivered pursuant to the terms of this Agreement (collectively, the "Sellers Transaction Documents") by such Seller will constitute, the legal, valid and binding obligation of such Seller enforceable in accordance with such Sellers Transaction Document's terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

            (c) The execution and delivery of this Agreement and the other Sellers Transaction Documents by such Seller, and such Seller's consummation of the transactions contemplated hereby and thereby and the performance of such Seller's obligations hereunder and thereunder, will not (a) conflict with or result in the violation of any applicable law or rule or regulation affecting such Seller or the Stock owned by such Seller; (b) conflict with or result in the violation of any judgment, order, decree or award of any court, arbitrator, mediator or governmental agency or instrumentality to which such Seller is a party or by which such Seller or the Stock owned by such Seller may be bound or affected; or (c) conflict with, result in the violation or termination of, or accelerate the performance required by, any contract, indenture, instrument or other agreement to which such Seller is a party or by which such Seller or the Stock owned by such Seller may be bound or affected, except in the case of clauses (a), (b) and (c) for any such conflict, violation, termination or acceleration as would not have an adverse effect on such Seller's ownership of the Stock or a material adverse effect on such Seller's ability to perform its obligations under this Agreement and the other Sellers Transaction Documents or consummate the transactions contemplated hereby and thereby.

      3.3   Consents and Approvals

            Other than as set forth on Schedule 3.3, no consent, approval, authorization or other action by, or filing or registration with, any federal, state or local governmental authority, or any other person or entity, which consent has been not obtained and is in full force and effect, is required in connection with the execution and delivery by such Seller of this Agreement, the consummation of the transactions contemplated hereby or the performance of such Seller's obligations hereunder. The transfer of the Stock from such Seller to Buyer is not subject to registration under federal law or the law of any state.

      3.4   Absence of Defaults

            Such Seller is not in default under or in violation of (a) any contract, indenture, instrument, or other agreement, arrangement or understanding to which such Seller is a party and by which the Stock owned by such Seller beneficially and of record, may be bound or affected, and no fact, circumstance or event has occurred which, upon notice, lapse of time or both, would constitute such a default or violation; (b) any applicable law, rule or regulation affecting the Stock owned by such Seller; or (c) any judgment, order, decree, or award of any court, arbitrator, mediator or governmental agency or instrumentality by which the Stock owned by such Seller beneficially and of record is bound or affected.

      3.5   Litigation and Claims

            Such Seller is not a party to, nor is there, any pending or to such Seller's best knowledge threatened litigation or other legal proceeding or governmental investigation against such Seller, or affecting the Stock owned by such Seller beneficially and of record, or challenging the validity or propriety of, or seeking to enjoin or set aside, (a) the execution and delivery of this Agreement or any document contemplated hereby by such Seller; (b) the consummation by such Seller of the transactions contemplated hereby or thereby; or (c) the performance by such Seller of such Seller's obligations hereunder or thereunder.

      3.6   Non-Foreign Status

            Such Seller is not a foreign person or entity under Section 1445 of the Internal Revenue Code of 1986, as amended.

      3.7   Authority of Sellers' Representative.

            At Closing, the Sellers' Representative is authorized, on behalf of Seller, to execute and deliver the Wire Instructions and Payment Authorization (the form of which is attached as Schedule 2.1(b)(A)) to Buyer and Buyer may rely upon the accuracy of the information contained therein, including the amount payable to such Seller, without independent inquiry or verification.

4.    JOINT REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.

            As an inducement to Buyer to enter into this Agreement and to consummate these transactions, Sellers represent, warrant and covenant to Buyer and agree that as of this date and through and including the Closing Date:

      4.1   Organization and Corporate Documents.

            (a) The Parent, and the Corporation are each a corporation duly incorporated and organized, validly existing and in good standing under the laws of the state of Delaware. The Ohio Subsidiary is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the state of Ohio. Each of the Parent, the Corporation and the Ohio Subsidiary has the requisite corporate power and authority to own or lease all of the Assets owned or leased by it, to own and operate the Security Business owned and operated by it, and to carry on its business as now conducted. The Parent, the Corporation and the Ohio Subsidiary are qualified as foreign corporations in all jurisdictions in which they are required to be so qualified, except where such failure to be qualified would not have a material adverse effect on the Company or the Security Business. The Parent has no direct or indirect subsidiaries other than the Corporation and the Ohio Subsidiary. The Corporation has no direct or indirect subsidiaries other than the Ohio Subsidiary. The Company does not engage in any business or activity other than the Security Business.

            (b) Except as set forth on Schedule 4.1, none of the Parent, the Corporation nor the Ohio Subsidiary has, within the 6 year period immediately preceding the date of this Agreement, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any person or entity. Schedule 4.1 also sets forth all of the fictitious names under which the Parent, the Corporation and the Ohio Subsidiary or such predecessors of the Parent, the Corporation and the Ohio Subsidiary have conducted business.

            (c) The Articles of Incorporation of the Parent, the Corporation and the Ohio Subsidiary and all amendments thereto to date, certified by the Secretary of State of the jurisdiction of incorporation, and the Bylaws of the Parent, the Corporation and the Ohio Subsidiary, as amended to date, certified by the Secretary or an Assistant Secretary of the Parent, the Corporation and the Ohio Subsidiary, as the case may be, all of which have been, or, at least 10 business days prior to Closing, will be, delivered to Buyer, are true, complete and correct, and the minute books of the Parent, the Corporation and the Ohio Subsidiary, which Sellers will make available to Buyer and its counsel at least 10 business days prior to the Closing Date, correctly reflect all corporate actions taken at the meetings reported therein and correctly record all resolutions. The stock certificate books and ledgers of the Parent, the Corporation and Ohio

Subsidiary, as will be made available to Buyer for inspection at least 10 business days prior to the Closing Date, and which will be delivered to Buyer at Closing, are true, correct and complete, and accurately set forth the ownership of all of the issued and outstanding capital stock of the Parent, the Corporation and Ohio Subsidiary by the persons set forth on Schedule 4.1, in the amounts set forth thereon.

      4.2   Capitalization.

            (a) Schedule 4.2 accurately sets forth the number of all authorized shares of all classes of capital stock, the nature and description of such stock (e.g., whether common or preferred and the class and terms thereof) and the par value of the capital stock of the Parent, the Corporation and the Ohio Subsidiary. All of the issued and outstanding capital stock of the Parent, the Corporation and the Ohio Subsidiary has been validly issued, is fully paid and nonassessable, and is entitled to vote at all shareholder meetings. The issued and outstanding capital Stock of the Parent is owned beneficially and of record by the shareholders set forth in Section 1.1, free and clear of all Encumbrances, except as set forth under subsection (d) on Schedule 4.2 which Encumbrances shall be satisfied in full upon payment of the Notes.

            (b) Except as set forth on Schedule 4.2, there are no outstanding subscriptions, options, rights, warrants, unsatisfied preemptive rights, convertible securities, puts, calls, conversion rights, agreements or commitments of any kind which have not been waived obligating the Parent, the Corporation or the Ohio Subsidiary, or any of the Sellers with respect to the Parent, the Corporation and the Ohio Subsidiary, to purchase, redeem, issue, acquire or transfer any shares of their capital stock or other securities, and there is no security of any kind convertible into capital stock.

            (c) None of the shares of stock of the Parent, the Corporation or the Ohio Subsidiary has been issued in violation of any preemptive rights of its respective shareholders or transferred in violation of any transfer restrictions relating thereto. Except as set forth on Schedule 4.2, there are no existing shareholder agreements, voting agreements or voting trusts respecting any shares of the capital stock of the Parent, the Corporation or the Ohio Subsidiary.

      4.3   Sole Business; Subsidiaries; Affiliates.

            (a) The Parent was organized and incorporated on November 22, 1993, and began conducting business on May 10, 1994. The Parent has been under the same management since March 1,1994 and the same ownership since June, 1997. The Parent has no direct or indirect interest by stock ownership or otherwise in any firm, association or business enterprise, other than the Corporation and the Ohio Subsidiary, and except as set forth on Schedule 4.3. The Sellers own beneficially and of record, all of the outstanding stock of the Parent, free and clear of all Encumbrances, except as set forth on Schedule 4.3.

            (b) The Corporation was organized and incorporated on February 1, 1995, and began conducting business on February 22, 1995. The Corporation has been under the same management and ownership since February 10, 1995. The Corporation has no direct or indirect interest by stock ownership or otherwise in any firm, association or business enterprise, other than the Ohio Subsidiary and except as set forth on Schedule 4.3. The Parent owns beneficially and of record, all of the outstanding stock of the Corporation, free and clear of all Encumbrances, except as set forth on Schedule 4.3.

            (c) The Ohio Subsidiary was organized and incorporated on June 21, 1985, and began conducting business on July 1, 1985. The Ohio Subsidiary has been under the same management and ownership since March 2, 1995. The Ohio Subsidiary has no direct or indirect interest by stock ownership or otherwise in any firm, association or business enterprise except as set forth on Schedule
4.3. The Corporation owns beneficially and of record, all of the outstanding stock of the Ohio Subsidiary, free and clear of all Encumbrances, except as set forth on Schedule 4.3.

            (d) Except as set forth on Schedule 4.3, none of the Parent, the Corporation and the Ohio Subsidiary is a party to any joint venture arrangement, nor does the Parent, the Corporation or the Ohio Subsidiary have the right to acquire any securities of or ownership interests in any other person or entity.

            (e) Except as set forth on Schedule 4.3, none of the Parent, the Corporation or the Ohio Subsidiary has entered into any contracts or other arrangements with any affiliate, except for those that are terminable at will or without liability.

      4.4   Authority of Sellers.

            Except as set forth under the subsection Defaults on Schedule 4.4, none of the Parent, the Corporation or the Ohio Subsidiary is in default under or in violation of any provision of its Articles of Incorporation or Bylaws or any agreement, understanding, arrangement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject which would adversely affect the Stock, or have a material adverse effect on the Security Business, the Assets or the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of these transactions will not: (a) conflict with or result in any violation of or constitute a default under (i) any term of the Articles of Incorporation or Bylaws of the Parent, the Corporation or the Ohio Subsidiary, or (ii) except as set forth on Schedule 4.4, any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law, rule or regulation by which the Parent, the Corporation, the Ohio Subsidiary or Sellers are bound; (b) result in the creation of any Encumbrance upon any of the Assets; (c) result in the cancellation, modification, revocation or suspension of any license, certificate, permit or authorization held by the Parent, the Corporation or the Ohio Subsidiary except as set forth under the subsection Regulatory on Schedule 4.4; or (d) except as set forth under the subsection Constractual Consents Item No. 6 on Schedule 4.4, create a right in any person to accelerate payment of principal of any indebtedness of any Seller, the Parent, the Corporation or the Ohio Subsidiary.

      4.5   Real Property.

            (a)   The Company does not own any real property.

            (b) All of the real property used by the Company under lease is set forth on Schedule 1.2(b)(ii). The Company has a valid and subsisting lease for all such real property. Except as disclosed on Schedule 4.5, all such leases are fully assignable by the Company and do not require any consent or notice with respect to a change in control. True, correct and complete copies of such leases and all amendments, assignments and consents thereto have been furnished by Sellers to Buyer.

      4.6   Title to Property.

            Except as described on Schedule 4.6, the Parent, the Corporation or the Ohio Subsidiary has good and marketable title to all of the Assets, free and clear of all Encumbrances, defects in title, equities, covenants and other restrictions of any nature whatsoever. The Assets constitute all of the assets used in connection with or necessary to the Security Business.

      4.7   Compliance with Laws; Litigation.

            (a) Except as set forth on Schedule 4.7, Sellers and the Company have complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees or orders of any federal or state court or of any municipal or governmental department, commission, board, bureau, agency or instrumentality, except where such failure to comply would not adversely effect the Stock or have a material adverse effect on the Assets or the Security Business.

            (b) Except as set forth on Schedule 4.7, all reports, schedules and/or returns of any administrative agency of the federal or any state or local government required to be filed by the Company have been filed, except where such failure to comply would not adversely effect the Stock or have a material adverse effect on the Assets or the Security Business.

            (c) Except as set forth on Schedule 4.7, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the best knowledge of Sellers or Parent, threatened against or affecting the Company, that relate to the Stock, or relate to the Sellers' interest in or ownership of Stock, nor are there any lawsuits, claims, suits or proceedings pending in which the Company or any Seller is the plaintiff or claimant, that relate to the Stock, the Assets or the Security Business and which involve the possibility of any judgment, order, award or other decision that might impair the ability of Sellers, or any of them, to perform this Agreement, or might impair the quality of title to the Assets, or might adversely affect the normal operation of the Security Business in any material respect, or might result in liability for damages or might otherwise adversely affect the Company's right, title or interest in the Assets, or the Security Business or Sellers' right, title or interest in the Stock or adversely affect the Company's or the Buyer's ability to operate and conduct the Security Business as it is presently operated and conducted.

            (d) There is no action, suit or proceeding pending or, to the best knowledge of Sellers, threatened which questions the legality or propriety of these transactions.

      4.8   Certain Information Regarding Assets; Insurance.

            (a) The Tangible Assets are in good operating condition, ordinary wear and tear and routine service needs excepted. The Tangible Assets are available for immediate use in the Security Business except for those items being serviced in the ordinary course of business. Except as set forth on
Schedule 4.8, all of the Tangible Assets and the state of maintenance thereof are in compliance with all applicable statutes, ordinances, rules and regulations. The Company has not delayed or deferred any maintenance or repair of the Tangible Assets other than in the ordinary course of business consistent with its standard practices, policies and procedures, and consistent with good industry practices. The Assets include all such assets (other than spare parts and Inventory which are covered under Section 4.8(b)), and properties as are necessary to conduct the Security Business as it is now being conducted, in all material respects, for the foreseeable future without substantial modification. The Inventory included in the Assets has been valued at the lower of cost or market value. All of the Tangible Assets are adequately covered by one or more of the insurance policies set forth in Schedule 4.8.

            (b) The Tangible Assets include and at Closing will include such spare parts and Inventory as are necessary to permit the operation of the Security Business as presently conducted without material interruption.

            (c) Schedule 4.8 sets forth a true and complete list of all insurance policies insuring any of the Assets or relating to the Security Business. Except as set forth on Schedule 4.8, all such policies are on (and for the applicable statute of limitations period plus 1 year have been on) an "occurrence basis," which means, for example, that if a claim against the Company arose after the Closing Date for an event which occurred prior to the Closing Date, the Company's applicable insurance policy in existence on the date such event occurred would cover such claim. The Company carries property damage, workers' compensation, automobile, directors and officers, general liability and errors and omissions insurance with respect to the Security Business and the Assets in such amounts as are adequate and reasonable and against such risks as are customary in relation to the character and location of such properties and the nature of such business. All such policies are in full force and effect and neither the Parent nor the Subsidiaries has received any notice of cancellation with respect thereto. During the past 5 years, no application by the Company for insurance with respect to the Assets or the Security Business has been denied for any reason. During the past 5 years, the Company has not had any claim made against it by any customer that would adversely affect the Company's insurance rating. At least 10 days prior to the Closing Date, Sellers will cause the Company's insurance agent to deliver to Buyer a copy of the Parent's, the Corporation's and the Ohio Subsidiary's insurance claims history for the past 5 years to the extent available.

            (d) Except as set forth on Schedule 4.8, the accounts and notes receivable reflected on the most recent Financial Statements are free and clear of any Encumbrance and are not subject to setoff, third party collection efforts or suit (other than immaterial offsets or counterclaims in an aggregate amount of no more than $5,000).

      4.9   Absence of Adverse Changes or Other Events.

            Except as set forth on Schedule 4.9, since December 31, 1996, neither the Parent, the Corporation nor Ohio Subsidiary has: (a) created or incurred any liability (absolute or contingent) except for unsecured current liabilities under contracts entered into in the ordinary course of business; (b) loaned any money or otherwise pledged the credit of the Parent, the Corporation or the Ohio Subsidiary, or mortgaged, pledged or subjected to any Encumbrance any of the Assets; (c) suffered any losses or any other event or condition of any character adverse to its business, or waived any rights of substantial value; (d) made any capital expenditures or capital additions or improvements which in the aggregate exceed $25,000; (e) declared or paid any dividends or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of, its capital stock; (f) suffered any labor disputes or organizational activity by its employees; (g) issued or sold any shares of its capital stock or rights, options or warrants to purchase its capital stock, or any securities convertible into its capital stock other than as disclosed on Schedule 1.1; (h) become bound by or entered into any contract, commitment or transaction other than in the ordinary course of business; (i) disposed of any of its assets, other than in the ordinary course of business or (j) entered into any contract or agreement to do or perform any of the foregoing actions.

      4.10  Financial Statements.

            Exhibit C contains copies of the independently audited consolidated financial statements of the Parent, the Corporation and the Ohio Subsidiary at December 31, 1994, December 31, 1995, and December 31, 1996 (the last 3 fiscal years) and unaudited consolidated revenue reports and income statements of the Parent, the Corporation and the Ohio Subsidiary for each month during the period January 1, 1997 through July 31, 1997 (the "Financial Statements"). The financial results and condition of the Corporation and the Ohio Subsidiary are consolidated as part of the Financial Statements of the Parent. The Financial Statements accurately reflect all of the income, expenses, equity, liabilities and assets of the Company in existence at the respective dates thereof and the operation of the Company as of such dates. The Assets include all of the assets reflected in such Financial Statements and all assets acquired since the date of such Financial Statements, excepting only such assets as have been consumed in the normal course of business or as have been destroyed by fire, Acts of God or other occurrences beyond the control of the Company, or are not required to be included in accordance with GAAP. The Financial Statements, including the notes thereto: (a) are in accordance with the books and records of the Company; (b) present fairly the financial condition of the Company as of the respective dates thereof and its results of operations for the respective periods then ended; and
(c) except in the case of the Financial Statements for the period January 1, 1997 through July 31, 1997 for year end adjustments and the absence of notes, or except as indicated in the notes to such Financial Statements, have been prepared in accordance with GAAP, consistently applied with prior periods, with no material difference between such statements and the financial records maintained, and the accounting methods applied, by the Parent, the Corporation and the Ohio Subsidiary for tax purposes.

      4.11  Tax Returns and Payments.

            (a) Except as set forth on Schedule 4.11, the Company: (i) have timely and properly filed or caused to be filed, all tax returns, reports, schedules, declarations, and tax-related documents which they are or have been required to file, by any jurisdiction to which they are or have been subject to taxation, all such tax returns being true, correct and complete; (ii) have timely paid or caused to be paid in full all taxes which are or were due and payable to any taxing authorities; (iii) have made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been timely paid to the appropriate governmental agency or set aside in accounts for such purpose; and (iv) have otherwise satisfied in all material respects all legal requirements applicable with respect to such obligations to all taxing jurisdictions. True, correct and complete copies of the federal, state income tax returns and state and local sales, use, real and personal property tax returns of the Company for the last 3 fiscal years have been delivered or at least 10 business days prior to Closing will be delivered by Sellers to Buyer.

            (b) The Company has properly accrued and reflected on the Financial Statements and will from the date hereof through the Closing Date properly accrue, all liabilities for taxes and assessments, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments. Through the Closing Date, Company will timely and properly file all tax returns which they are required to file, all such tax returns to be true, correct and complete. Sellers will pay or cause to be paid when due all taxes, if any, which have become due on or before the Closing Date pursuant to such returns or reports or forms, or pursuant to assessments received by the Company, provided that Buyer will cause the Company to pay such taxes to the extent that such taxes are reflected as current liabilities in Closing WC.

            (c) The federal and state income tax returns of the Company have not been audited by the Internal Revenue Service or state taxing authority, as the case may be.

            (d) Except as set forth on Schedule 4.11, there are no unassessed tax deficiencies proposed or to Seller's best knowledge threatened against the Company, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any tax against the Company or any actions, suits, proceedings, investigations or claims now pending against the Company with respect to any tax, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes.

            (e) Except with respect to the current group, the Parent, the Corporation and the Ohio Subsidiary are not and have never been members of an affiliated group of corporations (within the meaning of Section 1504 of the Internal Revenue Code (the "IRC")). The Company is not a party to, are not bound by, and do not have any obligation under any tax sharing, tax indemnity, or similar agreement. The Company has not made and will not make a change in the method of accounting for a taxable year beginning on or before the Closing Date, which would require it to include any adjustment under Section 481(a) of the IRC in taxable income of any taxable year beginning on or after the Closing Date. The Company has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code, or agreed to have Section 341(f)(2) of the IRC apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the IRC) owned by it. The Parent and the Subsidiaries have not been target corporations or target affiliates in a qualified stock purchase within the meaning of Section 338 of the IRC (or any predecessor provision).

            (f) For purposes of this Agreement, "tax" and "taxes" includes all income, gross receipts, franchise, excise, transfer, severance, value added, sales, use, wage, payroll, workmen's compensation, employment, occupation, intangibles, and real and personal property taxes; taxes measured by or imposed on capital; levies, imposts, duties, licenses, legislation fees; other taxes imposed by a federal, state, municipal, local, foreign or other governmental authority or agency, including assessments in the nature of taxes; including interest, penalties, fines, assessments and deficiencies relating to any tax or taxes; and including any transferee or secondary liability for taxes and any liability in respect of taxes as a result of being a member of any affiliated, consolidated, combined or unitary group or any liability in respect of taxes under a tax sharing, tax allocation, tax indemnity or other agreement.

            (g) For purposes of this Agreement, "tax return" or "tax returns" includes all reports, estimates, information, statements and returns relating to or required to be filed in connection with any taxes pursuant to the statutes, rules or regulations of any federal, state, local or foreign government taxing authority.

      4.12  Agreements with Employees.

            (a) Except as set forth on Schedule 4.12, the Company is not a party to any employment agreement, written or oral, which it cannot terminate at will on or after Closing without obligation or liability.

            (b) The names, titles and rates of compensation of all of the employees of the Company are listed on Schedule 4.12. None of the key management employees has indicated to the Company any intention to terminate his or her employment with the Company other than Robert J. Shiver.

            (c) Each of the Parent, the Corporation and the Ohio Subsidiary, have entered into a non-compete/non-solicitation/non-disclosure agreement substantially in the form included in Schedule 4.12 with each of its respective key employees designated on Schedule 4.12.

      4.13  Intellectual Property Rights.

            Schedule 4.13 sets forth any patents (including all reissues, divisions, continuations and extensions thereof), applications for patents, patent disclosures docketed, inventions, improvements, trademarks, trademark applications, trade names and copyrights owned by the Company or under which the Company otherwise has rights, and all licenses, franchises, permits, authorizations, agreements and arrangements that concern the same or that concern like items owned by others and used by the Company. True, correct and complete copies of all such licenses, franchises, permits, authorizations, agreements and arrangements have been delivered by Sellers to Buyer. The Company has not received any notice of, any conflict with the asserted rights of others with respect to any of these intellectual property rights, or any other intellectual property rights used in connection with the Security Business. The Company owns or is the licensee of all rights to all patents, patent applications, inventions, improvements, trademarks, trademark applications, trade names and copyrights necessary to conduct the Security Business as presently conducted, including the names "Centennial," "Masada Security," "Sonitrol of Lake County," "Sonitrol of Cincinnati," Sonitrol of Dayton," and "Habitec Security." The consummation of this transaction will not cause the loss or impairment of any of Company's rights under any of the items described on
Schedule 4.13..

      4.14  Business Documents.

            Except for the Subscriber Contracts, agreements to provide third party monitoring and Business Documents all of which are identified on Schedule 1.2(b)(iii)(A), Schedule 1.2(b)(iii)(B), and Schedule 1.2(b)(iii)(C), the Company does not have any presently existing material contract, agreement, lease, permit, consent, license or commitment, whether written or oral, affecting or relating to the Security Business. As used in the prior sentence "material" means any such agreement, document or instrument that cannot be terminated by Company on 30 day's or less notice without liability to Company, or which provides for annual payments in excess of $5,000. All of the Business Documents are valid and enforceable against the Company, and to Sellers' and Parent's best knowledge are valid and enforceable against the other parties thereto in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. Sellers will cause the Company to deliver or make available to Buyer not later than 10 business days prior to Closing copies of all of the Business Documents identified on Schedule 1.2(b)(iii)(C). Without limiting the foregoing, Sellers represent that the Security Business and all equipment used in connection with it are now being utilized, operated and maintained, in all material respects, in conformity with the Business Documents, with all applicable laws and regulations (including zoning regulations), and with the orders, rules and regulations of any government or governmental agency or authority having jurisdiction with respect thereto. Sellers warrant that the Company does not have any manner at any time failed to so utilize, operate and maintain the Security Business in a manner that could now or hereafter result in cancellation or termination of any of the Business Documents, or in liability for damages under any of the Business Documents or any other applicable laws and regulations, nor has the Company, or to the knowledge of the Sellers, any other party to the Business Documents, defaulted in its obligations pursuant to any of the Business Documents, which default could result in the cancellation of any Business Document or adversely affect the rights of the Company under that Business Document. The Company is not a party to any franchise, license, distributor or other similar type of agreement. Except as set forth on Schedule 4.14, all entities from whom the Company has acquired assets are governed by noncompetition agreements which (a) are not subject to termination, cancellation or modification as a result of a change of control of Company and (b) have a term that extends beyond the Closing Date.

      4.15  Subscriber and System Information.

            (a) Except as disclosed on Schedule 4.15, the Company has entered into written agreements with all of its customers; and all of the Subscriber Contracts are valid and enforceable and are in full force and effect in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles, do not require the consent of any customer or require notice to any customer for a change of control of Company, and contain terms and conditions which are standard within the electronic security industry, including those involving limitation of liability/liquidated damages, third-party indemnification, automatic renewals and the right to increase customer rates. Schedule 4.15 includes a true and correct copy of each form of contract that the Company currently has in effect with its customers (the "Form Contracts"). Except as set forth on Schedule 4.15, the Company has not modified the Form Contracts and have not undertaken any obligations or made any warranties or guarantees to any customers other than those set forth in the Form Contracts. Not more than 5% of the customers included on Schedule 1.2(b)(iii)(A) are parties to an oral contract or a Form Contract that has been altered or amended in any material manner, for example, deleting or modifying the limitation of liability or third party indemnity provisions) (each such oral contract or altered or modified written contract a "Modified Agreement") or are parties to contracts other than the Form Contracts (a "Customer Purchase Order"). None of Company's customers have a history of excessive false alarms. The Company has not failed in any material respect to so utilize, operate and maintain the Security Business in a manner that could now or hereafter result in cancellation or termination of any of the Subscriber Contracts, or result in liability for damages under any of the Subscriber Contracts or any other applicable laws and regulations, nor has the Company, or to the knowledge of the Sellers, any other party to the Subscriber Contracts, defaulted in its obligations pursuant to any of the Subscriber Contracts, which default or failure could result in the cancellation of any Subscriber Contracts or materially adversely affect the rights of the Company under any Subscriber Contracts.

            (b) Except as set forth on Schedule 4.15, the Company has provided each residential customer with the 3-day right of rescission in compliance with the provisions of 16 C.F.R. Part 429 (Cooling-Off Period for Door-to-Door Sales) and any applicable state laws. Sellers acknowledge that any failure on the Company's behalf to comply with such regulation and laws in connection with any transaction involving a residential customer may result in such customer having the right to rescind or cancel such transaction. Sellers further acknowledge that Buyer does not intend to be responsible for the payment of any liability that might arise as a result of any such rescission or cancellation, and therefore Buyer is entitled to indemnification from Sellers as provided in
Section 9 hereof.

            (c) Schedule 1.2(b)(iii) sets forth a true and accurate list of the amounts which the Company charges its customers for monitoring, service, maintenance, repairs, open/close, refundable deposits, reconnect fees and any other services provided by the Company to the extent an itemization of such charges is reflected on such Schedules. The Company does not have any obligations or liabilities to customers or to other users of the Company's electronic security services which are material to the Security Business, except: (i) with respect to deposits made by such customers or such other users, if any; and (ii) the obligation to supply services (including warranty service) to customers in the ordinary course of business. All payment calculations and other charges made or assessed by the Company pursuant to the Subscriber Contracts have been done accurately, have been appropriately disclosed to the customer and do not conflict with any applicable law, rule or regulation. To the best knowledge of Sellers, there are no complaints by customers or other users of the Company's electronic security services that, individually or in the aggregate, could have a material adverse effect upon the Assets or the financial condition or operation of the Security Business as it presently conducted and operated.

            (d) The Company does not have any free service liability to customers existing with respect to the Security Business, other than as set forth in Schedule 4.15, and nothing would prohibit Buyer from discontinuing, without liability or obligation, any free service after Closing. The Company does not have any obligation or liability for the refund of monies to their customers other than obligations to refund deposits made by customers in the ordinary course of business. Under applicable law, the Company is not required to pay their customers interest on these refundable deposits. Since December 31, 1996, none of the Sellers or any of the Company's officers, directors, shareholders, employees or agents have paid directly or indirectly (except for their own residences) any accounts receivable of customers.

            (e) All of the alarm systems installed or taken over by the Company are in good working order and condition, failure of a customer to report to the Company any problem with an alarm system which are known to the customer and customer non-use excepted, and have been installed, inspected, tested and maintained in accordance with good and workmanlike practices prevailing in the security alarm industry, in accordance with any applicable specifications or standards of U.L. and all local authorities, including local telephone companies. All such alarm systems conform in all material respects to the contracts pursuant to which they were installed and in no case has an installation been made by the Company which at the time of installation was in violation of any applicable law, code or regulation. All manufacturer's warranties applicable to any such alarm systems are freely assignable to Buyer. The Company is not aware of any difficulty in obtaining replacement parts for its product lines. All inspections, tests and repairs required to be performed pursuant to the Contracts have been performed in a timely manner.

            (f) The Company's average gross attrition rate(2) over the period from January 1, 1996 through July 31, 1997 and over the period from January 1, 1997 through July 31, 1997 has not exceeded 13% on an annualized basis. No one account represents more than 2% of the Company's RMR. Except as set forth on
Schedule 4.15, there has been no general, overall increase in the Company's rates in the last 12 months, and Sellers agree that there will be no such increase in such rates prior to Closing; provided, however, that nothing contained herein will limit the Company's right to increase rates in the ordinary course of business on an account-by- account basis for customers whose contracts are renewed in accordance with existing practices.


--------
(2) Gross Attrition is the percentage obtained by dividing the number of Alarm Accounts existing on the first day of the measurement period and terminated or lost for any reason during the measurement period, divided by the number of Alarm Accounts existing on the first day of the period. If the measurement period is less than a year, the number of lost accounts is annualized. For example, if the number of Alarm Accounts on the first day of a six month measurement period was 1000, and the number of Alarm Accounts terminated or lost during the period was 50, the annualized Gross Attrition rate would be 10% (50 accounts lost in 6 months is 100 accounts on an annualized basis).

Except as set forth in Schedule 4.15 Sellers are not aware of any legal or economic impediments which would prevent Buyer from instituting any rate increases after the Closing Date.

            (g) The Company has the sole right to use all of the telephone lines and numbers applicable to its accounts with the exception of not more than 500 Alarm Accounts which Company is in the process of converting. Schedule 4.15 sets forth a list of all of the telephone numbers (voice and data) used in connection with the operation of the Security Business, and its point of termination (e.g., Rapid Response or other monitoring facility). In addition,
Schedule 4.15 sets forth the approximate number of systems monitored by each third party monitoring facility.

            (h) The Company is in substantial compliance with all known false alarm ordinances and has paid all false alarm fines, necessary permit fees, and/or license fees which are the obligations of the Company (as opposed to the obligation of its customers).

            (i) To the best knowledge of Company's key management personnel, there are no pending plans by any telephone company to change the dialing procedures or exchange numbers within the areas servicing the customers of the Security Business such that the Company would need to reprogram its customer's digital dialers within the 6 month period immediately following the Closing Date.

            (j) All equipment sold or leased by the Company to its customers was of merchantable quality. The Company has not breached any express or implied warranties in connection with such sales or leases.

            (k) The total RMR as of July 31, 1997 was not less than $1,200,000. The total Wholesale RMR as of July 31, 1997 was not more than $3,000.00. The total Non-Qualified RMR as of September 30, 1997 was not more than $40,000 excluding Alarm Accounts on the Slow Pay Schedule.

            (l) Other than as reflected in the Notes, the total amount of the purchase price or other consideration held back from sellers of security businesses and/or assets to Company related to the acquisition of security business and/or assets is not more than $816,000 as of the Closing Date.

      4.16  Business Market.

            The Company's customers are located in the states set forth in
Schedule 4.16.

      4.17 Central Station. All of the Company's Alarm Accounts are monitored at (a) the Company's central station located in Dayton, Ohio; (b) Rapid Response Security Service ("RRSS") and (c) the other third-party monitoring facilities set forth on Schedule 4.17, pursuant to agreements between the Company and each monitoring facility, complete copies of which have been provided to Buyer. Except as set forth on Schedule 4.17, all of the Alarm Accounts are monitored on telephone receiver lines, the right to which belong to the Company and, except as set forth on Schedule 4.17 are capable of being transferred to Buyer's monitoring facilities via a line swing, and no field re-programming is necessary to transfer the monitoring of the Alarm Accounts from any of the monitoring facilities to Buyer's monitoring facilities. The Company has an existing right of first refusal to purchase the assets of RRSS which right shall survive the Closing of this transaction and shall not be void or voidable or capable of being rescinded or canceled by RRSS or otherwise modified as a result of the sale of Stock and the resulting change of control of the Company contemplated herein.

      4.18  U.L. Certification.

            The central station of the Company in Dayton, Ohio, is certified by Underwriters Laboratories, Inc. ("U.L.") as qualified for the Listing Categories set forth on Schedule 4.18. Sellers acknowledge the importance to the Security Business of the U.L. certifications in the competitive climate of the electronic security industry, and Sellers and the Company are not aware of any reason why the Company could lose any of its U.L. certifications. Sellers further represents that the Company's central station recently was inspected by U.L. and nothing was found that would jeopardize that U.L. Certification. The Company is required by U.L. to perform fire inspections on the accounts set forth on
Schedule 4.18, and all inspections required by U.L. to be performed prior to the Closing Date, have been timely performed or will be timely performed prior to the Closing Date. Schedule 4.18 also sets forth the alarm accounts that have been issued a U.L. Certificate.

      4.19  Broker or Finder.

            (a) None of the Parent, Corporation, the Ohio Subsidiary, Sellers or any party acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

            (b) Except as set forth on Schedule 4.19 none of Parent, Corporation or Ohio Subsidiary is a party to any agreement with a broker or finder pursuant to which it is obligated to pay any fee or commission to any broker, finder or intermediary for or on account of any acquisitions of any stock, assets or properties, including, without limitation, alarm monitoring accounts, at any time.

      4.20  Labor and Employment Matters.

            (a) Except as set forth on Schedule 4.20, the Parent, the Corporation and the Ohio Subsidiary are not and have not been a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any employment contract, employee loan, incentive compensation, profit sharing, retirement, pension, deferred compensation, severance, termination pay, stock option or purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, policy, fund, agreement or arrangement, non-competition or consulting agreement, hospitalization, disability, life or other insurance plan, or other employee fringe benefit program or plan, or any other plan, payroll practice, policy fund agreement or arrangement similar to or in the nature of the foregoing, oral or written ("Employee Benefit Plan(s)" or "Plan(s)"), and have not been a party to any collective bargaining agreements. No such Plan is a multiemployer plan as defined in Section 3(37) of ERISA or subject to Title IV of ERISA. True, correct and complete copies of all of the written Plans and labor agreements, and true, correct and complete written descriptions of all of the oral Plans described in Schedule 4.20 have been or at least 10 business days prior to Closing will be delivered to Buyer.

            (b) Except as set forth on Schedule 4.20, the Parent, the Corporation and the Ohio Subsidiary have no unfunded liabilities, or potential, contingent or actual withdrawal liabilities, on account of or in connection with any of the Plans or otherwise. All contributions or premium payments due from the Parent, the Corporation and the Ohio Subsidiary to such

Plans have been paid in a timely manner, and any additional contributions or premium payments due on or before the Closing Date will have been paid by that date.

            (c) With respect to each Employee Benefit Plan: (i) all disclosures to employees relating to each such Plan and required to have been made on or before the Closing Date have been or will be duly made by that date;
(ii) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, inquiry or investigation pending or threatened with respect to each such Plan, its related trust, or any fiduciary, administrator or sponsor of such Plan; (iii) each such Plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the IRC, other applicable Law, and all regulations promulgated thereunder; (iv) the Parent, the Corporation and the Ohio Subsidiary have or prior to Closing will have delivered to Buyer a true, correct and complete copy of (A) each trust or custodial agreement and each deposit administration, group annuity, insurance or other funding contract associated with each such Plan, (B) the most recent financial information for each such Plan, (C) the most recent actuarial or valuation report relating to each such Plan, (D) if applicable, the most recent Return/Report of each Plan (including attachments) required to be filed with any governmental agency, (E) the Plan document for each such Plan, (F) the summary Plan description (including summaries of material modifications, if any) for each such Plan, and (G) if applicable, each Form 5310 (application for Determination Upon Termination, etc.) filed with the Internal Revenue Service or the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any Plan in the current Plan year or any of the 5 Plan years preceding the current Plan year; (v) neither any such Plan nor any fiduciary has engaged in a prohibited transaction as defined in ERISA Section 406 or IRC Section 4975 (for which no individual or class exemption exists under ERISA Section 408 or IRC Section 4975, respectively); (vi) all filings and reports as to each such Plan required to have been made on or before the Closing Date to the Internal Revenue Service, or to the U.S. Department of Labor or to the PBGC, have been or will be duly made by that date; (vii) each such Plan which is intended to qualify as a tax-qualified retirement plan under IRC Section 401(a) has received a favorable determination letter(s) from the Internal Revenue Service as to qualification of such Plan for the period from its adoption through the Closing Date; nothing has occurred, whether by action or failure to act, which has resulted in or would cause the loss of such qualification; and each trust thereunder is exempt from tax pursuant to IRC Section 501(a); (viii) no event has occurred and no condition exists relating to any such Plan that would subject the Parent, the Corporation and the Ohio Subsidiary to any tax under IRC Sections 4972 or 4979, or to any liability under ERISA Section 502; and (ix) to the extent applicable, each such Plan has been funded in accordance with its governing documents. ERISA and the IRC, has not experienced any accumulated funding deficiency (whether or not waived) and has not exceeded its full funding limitation (within the meaning of IRC Section 412) at any time.

            (d) With respect to any Plan which provides group health benefits to employees of the Parent, the Corporation and the Ohio Subsidiary and is subject to the requirements of IRC Section 4980B and ERISA Title 1 Part 6 ("COBRA"): (i) such group health plan has been administered in every respect in accordance with its governing documents and COBRA; and (ii) all filings, reports, premium payments (if any) and notices as to each such group health plan required to have been made on or before the Closing Date to government agencies, participants and/or beneficiaries have been or will be duly made by that date.

            (e) Except as disclosed on Schedule 4.20, none of the Parent, the Corporation or the Ohio Subsidiary (i) is a party to any collective bargaining agreement or discussions or negotiations with any person or group which may reasonably be expected to result in any such agreement, (ii) has within the last 5 years experienced any strike, grievance, unfair labor practice claim or other labor difficulty (other than grievances and unfair labor practice claims in which the Parent's, the Corporation's and the Ohio Subsidiary's only exposure was to monetary damages of $10,000 or less), (iii) is aware of any threatened strike, grievance, unfair practice claim or other labor difficulty, and there exists no reasonable basis for the assertion of any grievance or, unfair labor practice claim or other charge or complaint against the Parent, the Corporation and the Ohio Subsidiary by or before the National Labor Relations Board or any other Governmental Authority or representative thereof, (iv) is aware of any filing by any employee or employee group seeking recognition as a collective bargaining representative or unit, or (v) has any knowledge that any former employer of any of its employees is contemplating remedial action of any nature against that employee or the Parent, the Corporation and the Ohio Subsidiary based on the employee having terminated the former employment and having become an employee of the Parent, the Corporation and the Ohio Subsidiary.

            (f) Except as disclosed on Schedule 4.20, the Parent, the Corporation and the Ohio Subsidiary are not obligated to and do not (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

            (g) Except as disclosed on Schedule 4.20, the consummation of this transaction and the change of control of Company will not trigger, accelerate, vest or escalate any benefits, rights or features of any policy, plan or practice, including any payment thereunder, to any employees of Company (e.g., such as golden parachute obligations related to a change of control of Company or similar benefits).

            (h) The Parent, the Corporation and the Ohio Subsidiary have complied with all applicable provisions of the Immigration Reform and Control Act of 1986.

      4.21  Creditors.

            Schedule 4.21 sets forth a true, complete and correct list of each of the creditors of the Company and the amount due by the Company to each such creditor. Except as set forth on Schedule 4.21, the Company has not incurred or suffered any debt, liability or other obligation of a material nature, whether accrued, absolute, contingent or material nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for debts, liabilities or other obligations incurred in the ordinary course of business since July 31, 1997 which are usual and normal in amount both individually and in the aggregate. Except for certain Notes designated by Buyer or as included in the Working Capital Adjustment, all of such debts, liabilities and obligations will be satisfied by Sellers or the Company on or before the Closing Date. Except as disclosed on Schedule 4.21 each of the Notes may be paid by Company or Buyer at Closing with out any prepayment penalty or other surcharge.

      4.22  Contracts.

            Except as disclosed on Schedule 4.22 or elsewhere in this Agreement, the Company is not a party to or bound by any written or oral: (a) agreement or understanding not made in the ordinary course of its business or which is materially adverse to it; (b) continuing contract for the future purchase of materials, supplies, machinery or other equipment in excess of the requirements of its business now booked or of normal operating requirements requiring payment in excess of $50,000 in the aggregate or which cannot be canceled without liability on not more than 60 days notice; (c) sales agency agreement or advertising contract; (e) contract or agreement with any employee, director or officer; (e) contract or agreement containing covenants by Sellers, or the Company not to compete in any lines or business or with any person; (f) dealership, commission or distributorship agreement, right or other similar arrangement; (g) loan, credit or financing agreements, including all agreements for any commitments for future loans, credit or financing; or (h) guarantee or suretyship agreement.

      4.23  Environmental Matters.

            The Company does not own, operate or lease or has owned, operated or leased any property that has used, generated, stored or disposed of any Hazardous Materials, nor to the best of Company's knowledge after due inquiry have there been any Hazardous Materials used, generated, stored or disposed of by any previous owner or any other third-party on any property owned, operated or leased by the Company or any of its affiliates.

      4.24  Banks, Officers and Powers of Attorney.

            Schedule 4.24 contains: (a) a list of all banks (with account numbers) in which the Parent or the Subsidiaries has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto; (b) the names of all incumbent directors and officers of the Parent, the Corporation and the Ohio Subsidiary; and (c) the names of all persons holding powers of attorney from the Parent, the Corporation and the Ohio Subsidiary and a summary statement of the terms thereof.

      4.25  Inventory.

            The Inventory consists of items of a quality and quantity usable and saleable in the usual and ordinary course of business, and is reflected in the Financial Statements with adequate provision for obsolete, outdated, unsalable, unusable or damaged items. All items of Inventory consisting of finished goods meet applicable design and manufacturing specifications and comply with any and all warranties customarily given to Subscribers or customers with respect to the various items of Inventory.

      4.26  Liabilities.

            The Company does not, and at the Closing will not have any obligations, indebtedness or Liabilities, contingent or otherwise, other than:
(i) obligations of the Company to Subscribers pursuant to the Subscriber Contracts or obligations under the Business Documents from events first occurring on or after the Closing Date; (ii) those disclosed or adequately reserved for in the Financial Statements (as updated by the Closing WC); (iii) those expressly described or listed in Schedule 4.21, Schedule 4.22, and
Schedule 4.26; (iv) immaterial obligations, indebtedness or liabilities arising in the ordinary course of business and not required by GAAP to be recorded in financial statements or notes thereto, and which in the aggregate do not exceed $7,500.00; (v) unexpired real and personal property lease obligations which are disclosed on the schedules hereto; and (vi) the Notes. All of the Liabilities set forth on Schedule 4.21(other than the Notes) shall have been paid by Company prior to Closing or shall be included in the Closing WC unless otherwise expressly agreed to by Buyer.

      4.27  Schedules Delivered

            All of the schedules described in this Agreement and prepared by the Company which are being delivered to Buyer herewith or to be delivered at Closing are accurate and complete as of the date delivered, and will be accurate and complete as of the Closing Date, unless the schedule reflects a different date, and if so, are true, accurate and complete as of the date indicated, and have been prepared in conformity with the provisions of this Agreement.

      4.28  Disclosure.

            No representation or warranty by Sellers in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by Sellers pursuant to this Agreement, or in connection with these transactions, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the Stock or the Security Business with proper information as to such stock and business.

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

            As an inducement to Sellers and Parent to enter into this Agreement and to consummate these transactions, Buyer represents, warrants and covenants to Sellers and Parent, and agrees that as of this date and through and including the Closing Date:

      5.1   Authority of Buyer.

            Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the state of Kansas. Buyer has full corporate power and authority to enter into this Agreement, to consummate these transactions and to comply with its terms, conditions and provisions. This Agreement constitutes, and each other agreement and instrument to be executed and delivered pursuant to the terms of this Agreement (collectively, the "Buyer Transaction Documents") by Buyer will constitute, the legal, valid and binding obligation of Buyer enforceable in accordance with such Buyer Transaction Document's terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement or other Buyer Transaction Documents, nor the consummation of the transactions contemplated by it or them will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Bylaws of Buyer or any agreement, mortgage, debt instrument, indenture or other instrument, judgment, decree, order, award, law or regulation by which Buyer is bound.

      5.2 Consents. Other than as set forth on Schedule 5.2 and other than the consents that Sellers or Company must obtain and disclosed on Schedules 4.4 and 4.5, no consent, approval, authorization or other action by, or filing or registration with, any federal, state or local governmental authority or any other person or entity, is required in connection with the execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated hereby or the performance of Buyer's obligations hereunder.

      5.3   Broker or Finder.

               Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of these transactions, except for the services of Barnes Associates, Inc. whose fee Buyer agrees to pay.

      5.4   Litigation.

            There is no action, suit or preceding pending or, to the best knowledge of Buyer threatened which questions the legality or propriety of these transactions

      5.5   Investment Purpose.

            Buyer is an accredited investor as defined in the Federal Securities Act of 1933 as amended. Other than as disclosed on Schedule 5.5, Buyer is acquiring the Stock for investment purposes only for its own account and not with a view to resell or otherwise distribute; and Buyer does not presently intend to resell or otherwise dispose of all or any part of the Stock. Buyer acknowledges that Sellers have relied upon this representation in making Sellers' representations set forth in Section 3.2(c).

      5.6   Disclosure.

            No representation or warranty by Buyer in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by Buyer pursuant to this Agreement, or in connection with these transactions, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

6.    ACTIONS PRIOR TO OR ON THE CLOSING DATE

            The parties covenant and agree to take the following actions prior to or after the Closing Date:

      6.1   Prior To or At Closing.

            The parties covenant and agree to take the following actions prior to or on the Closing Date:

            (a)   Investigation.

                  (i) From the date of this Agreement through the Closing Date, and for a period of not less than 15 business days after the date of this Agreement (the "Due Diligence Period"), the Parent will provide Buyer and its representatives, consistent with the maintenance of employee morale and so as not to unreasonably interfere with the conduct of the Security Business, access during normal business hours to the employees, properties, facilities, equipment, and books and records of the Company. The Parent and Sellers acknowledge that Buyer also desires to contact customers (including making telephone inquiries and local on-site visits) and suppliers of the Company and the Company agrees to cooperate with Buyer in making such contact, in order that Buyer will have full opportunity to investigate the business affairs of the Company. All contacts with customers will be done in a manner that will not disclose the identity of Buyer or the transactions contemplated by this Agreement. All investigations by Buyer pursuant to this provision shall be completed during the Due Diligence Period.

                  (ii) During the Due Diligence Period, Buyer and its counsel, auditors and other representatives will have access to the premises, properties (including properties held under lease), corporate and financial records, titles, deeds and other documents of the Company, and to the working papers of the auditors of the Company used in the preparation of the

Financial Statements and will be provided such information and assistance from the officers, directors and employees of the Company and from the auditors of the Company in connection with their investigations as Buyer or its counsel, auditors or other representatives will reasonably request.

            (b)   Preservation of Representations and Warranties.

                  (i) Sellers and Parent will refrain, and Parent will cause the Subsidiaries to refrain from knowingly taking any action which would render untrue any representation, warranty or covenant made by the Company or Sellers contained in this Agreement, and will not knowingly omit to take any action, the omission of which would render untrue any such representation, warranty or covenant. Promptly upon the occurrence of, or promptly upon Parent or Sellers becoming aware of the impending or threatened occurrence of, any event which would cause any of the representations or warranties of Sellers or Company contained herein, or in any Schedule or Exhibit, to be materially inaccurate, Sellers will give detailed written notice thereof to Buyer and will use their best efforts to prevent or promptly remedy the same. Buyer will refrain from knowingly taking any action which would render untrue any representation, warranty or covenant made by Buyer contained in this Agreement, and will not knowingly omit to take any action, the omission of which would render untrue any such representation, warranty or covenant. Promptly upon the occurrence of, or promptly upon Buyer becoming aware of the impending or threatened occurrence of, any event which would cause any of the representations or warranties of Buyer contained herein, or in any Schedule or Exhibit, to be materially inaccurate, Buyer will give detailed written notice thereof to Parent and will use its best efforts to prevent or promptly remedy the same.

                  (ii) Buyer on the one hand and the Parent and Sellers on the other hand will promptly notify the other party of any action, suit or proceeding that will be instituted or threatened against such party or the Company to restrain, prohibit or otherwise challenge the legality of any of these transactions. Parent or Sellers will promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Sellers relating to the Stock or the Company, or the Company and of any material damage, destruction or other casualty, whether or not insured, to the Assets. As used in the preceding sentence, "material" means an amount more than $5,000 for any single occurrence and more than $15,000 in the aggregate.

            (c)   Consents and Approvals.

            Promptly after the execution of this Agreement, each party will use its best efforts to obtain all third-party consents and approvals necessary to consummate this transaction. Parent and Sellers acknowledge that obtaining all of the Required Consents is a condition of Closing by Buyer.

            (d)   Exclusive Dealing.

            Sellers, the Parent and their affiliates will deal, and will cause the Company to deal, exclusively with Buyer with respect to the transactions contemplated by this Agreement, and will not solicit, encourage or entertain offers of inquiry (nor will Sellers or any of their affiliates authorize or permit any director, officer, employee, attorney, accountant or other representative or agent of Sellers, the Parent, the Corporation or the Ohio Subsidiary, to solicit, encourage or entertain offers or inquiries) from other companies, persons or entities, provide information to or participate in, or continue after the date hereof, any discussions or negotiations with any companies, persons or entities with a view to an acquisition of any of the Stock, the Assets or the Security Business.

            (e)   Lien Searches.

            The Parent will have delivered to Buyer, at Sellers' expense, at least 3 business days prior to the end of the Due Diligence Period, complete copies of the lien searches performed by the Parent against the Parent, the Corporation and the Ohio Subsidiary showing all the UCC-1 financing statements, federal, state or local tax liens, unsatisfied judgments, and pending litigation filed against such entities. In addition, the Parent has delivered to Buyer copies of all lien searches conducted by or on behalf of the Company or obtained by the Company in connection with any prior acquisitions by the Company.

            (f)   Maintenance of Business.

            The Parent and Sellers agree that they will, unless otherwise expressly consented to by Buyer in writing or as set forth on Schedule 6.1, cause the Company to: (a) continue to operate the Security Business in the ordinary course of business as presently conducted; (b) will maintain the Assets (including maintenance of the inventories of spare equipment and parts listed on Schedule 1.2(b)(i)); (c) keep all of their business books, records and files all in the ordinary course of business in accordance with past practices consistently applied; (d) continue to perform their obligations under all of the Business Documents and Subscriber Contracts; (e) not sell, transfer, assign or permit the creation of any Encumbrance on any of the Assets; (f) not, other than in the ordinary course of business, permit the amendment or cancellation of any of the Subscribers Contracts or Business Documents without the prior written consent of Buyer; (g) not enter into any contract or commitment nor incur any indebtedness or other liability or obligation of any kind relating to the Security Business that is not in the ordinary course of business without the prior written consent of Buyer; (h) not enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to its properties or business other than in the ordinary course of business; (i) not acquire any accounts, or other than in the ordinary course of business, any assets from any third-party; (j) not lend money or otherwise pledge their credit; (k) not, nor will Sellers permit any of the Company's officers, directors, shareholders, agents or employees to, pay any of the Company's accounts receivable from customers; (l) not decrease their customer rates or conduct any marketing programs, including any amnesty programs, involving free service or reduced rates for service except in the ordinary course of business consistent with the Company's past practices which are described on Schedule 6.1(f); and (m) sell all new systems and services in a commercially reasonable manner and priced in accordance with the Company's standard pricing policies and sales practices now in effect. Buyer agrees that it will not unreasonably withhold its consent where such consent is required in this section.

            (g)   Insurance.

                  Parent will cause the Company to maintain in full force and effect all existing insurance policies to cover and protect the Assets against damage or destruction, and insure the Company against liability.

            (h)   Organization and Transition.

                  The Parent will cause the Company to use all reasonable efforts consistent with sound business judgment to preserve intact their present business and organization, to retain the services of their present employees, to preserve their relationships with customers, suppliers and others having business relationships with them and to maintain the goodwill enjoyed within the areas served by the Security Business. If requested to do so by Buyer, Sellers's Representative will assist in Buyer, as Buyer may reasonably request, in the orderly transition of the Security Business and taking control of the Assets.

            (i)   Consummation of Agreement.

                  Buyer, the Parent and Sellers will use their best efforts to perform and fulfill all obligations and conditions on their part to be performed and fulfilled under this Agreement, to the end that these transactions will be fully carried out.

            (j)   Corporate Matters.

                  The Parent will not and the Parent will not permit the Corporation or the Ohio Subsidiary to: (a) amend their Articles of Incorporation or Bylaws; (b) issue any additional shares of capital stock; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments for the issuance of transfer of shares of capital stock; (d) declare or pay any dividend on or make any distribution in respect of capital stock; (e) directly or indirectly purchase, redeem, or otherwise acquire any shares of capital stock; or (f) agree to do any of the foregoing acts.

            (k)   Capitalization.

                  Sellers will cause all warrants to have been redeemed, canceled, converted to Stock or common stock, as the case may be, or otherwise extinguished. All stock options of the Parent, the Corporation, or the Ohio Subsidiary shall have been canceled, redeemed, retired or otherwise extinguished.

            (l)   Accounts Receivable.

                  At Closing, the Parent will deliver to Buyer an accurate, complete and up-to-date aging of all of the accounts receivable of the Company which existed as of a date which is not more than 2 days prior to the Closing Date. Sellers acknowledge that all of the accounts receivable of the Security Business existing on the Closing Date are part of the Assets.

            (m)   Resignations.

                  Sellers will cause all officers and members of the Board of Directors of the Parent and the Subsidiaries to submit resignations on and effective as of the Closing Date, or will remove such officers and members of the Board of Parent and the Subsidiaries who do not resign effective as of the Closing Date or sooner.

            (n)   Crime Busters, Inc.

                  The Company has negotiated the purchase of the alarm accounts and other assets necessary to operate a security business of Crime Busters, Inc. ("CBI") for a purchase price equal to the recurring monthly revenue multiplied by 35.5. A copy of the definitive executed agreement between the Company and CBI is attached hereto as Exhibit H (the "CBI Agreement"). It is contemplated by the parties that the CBI transaction will not close prior to the consummation of the transactions contemplated by this Agreement, and Buyer agrees to cause the Company to complete the transaction in accordance with the terms of the agreement set forth in Exhibit H. Upon closing the transaction, Buyer will add the amount of the deposit initially paid by Company to CBI ($75,000) to the Final Purchase Price. If the CBI transaction closes prior to the Closing Date on the terms and conditions set forth in the CBI Agreement, the cash consideration paid to CBI at or prior to the closing of the CBI transaction will be added to the Purchase Price and paid to Sellers at Closing, provided that in no event shall such cash consideration to be greater than $6,500,000 (exclusive of payments due with respect to Associates accounts and under the dealer program). If the transaction fails to close, and Buyer or Company recovers the $75,000 deposit, Buyer shall pay or cause Company to pay said amount to Sellers. Sellers' and Parent agree that the closing date contemplated in the CBI Agreement will not be advanced or accelerated without the express written consent of Buyer first obtained. Except as provided below, all reasonable attorney's fees and costs incurred by the Company after the date of this Agreement and prior to the Closing Date in connection with the acquisition of CBI will be the obligation of Buyer and will not be included as a liability in the Closing WC. Such attorney's fees shall not exceed $6,000.00, and any fees in excess of such amount shall be included as a liability in the Closing WC. Buyer acknowledges that Sellers make no representations and warranties with respect to CBI other than those set forth in this Section.

            (o)   Payoff of Notes

            Sellers shall cause Buyer to have received from each holder of a Note designated by Buyer at least 7 business days prior to the Closing Date, and including Toronto Dominion Bank, a "pay-off letter" or equivalent documentation in form satisfactory to Buyer's counsel (whose approval shall not be unreasonably withheld), pursuant to which such holder shall have agreed to accept from the Buyer or Company at the Closing payment in full of all amounts owed with respect to such Note and to release all collateral, if any, for such obligation. Buyer agrees to cause Company to payoff the Notes at or immediately after Closing.

            (p)   Southeast Security Management Co..

            The Company is negotiating the purchase of the alarm accounts and other assets necessary to operate a security business of Southeast Security Management Co. ("SSM") for a purchase price equal to the recurring monthly revenue multiplied by 32. A copy of the executed letter of intent between the Company and SSM is attached hereto as Exhibit J (the "SSM Letter of Intent"). Sellers represent, warrant and covenant that Company has not entered into and will not enter into prior to the Closing a binding agreement to purchase alarm accounts and other assets from SSM.

      6.2   Post-Closing.

            (a)   Employees.

                  No employee of the Company will automatically remain an employee of the Company as a result of these transactions. Buyer may offer employment to certain employees of the Company on terms and conditions which it announces, and Buyer may, after Closing, unilaterally implement terms and conditions of employment for such persons, including a condition that each potential employee execute Buyer's standard nonsolicitation/nondisclosure agreement.

            (b)   Access to Records.

                  Buyer shall cause the Company to give Sellers' Representative and their accountants reasonable access to all records and documents Sellers may reasonably require related to their obligations hereunder.

            (c)   Reprogramming Costs.

                  Sellers shall pay to Buyer the costs set forth below necessary to reprogram each Alarm Account that can not be transferred to Buyer's monitoring facilities via a line swing or telephone line call forward arrangement and must be reprogrammed either remotely or pursuant to a field visit to the customer's premises. The costs shall be $25.00 for each Alarm Account that may be remotely reprogrammed and by $75.00 for each Alarm Account which requires a field visit to be reprogrammed. However, Buyer agrees to waive the cost and related charge for the first 500 Alarm Accounts that would be subject to the charge. The total cost for reprogrammed Alarm Accounts shall be determined by Buyer after the Valuation Date and prior to the Adjustment Date, and Buyer may offset the amount due to Sellers from the Final Purchase Price.

            (d)   Completion of Work in Progress.

                  Buyer agrees to complete or cause the Company to complete the Work in Progress in the normal course of business and to in accordance with Buyer's standard installation practices and policies and without unreasonable delay.

            (e)   Collection of Accounts Receivable.

                  Buyer agrees to cause the Company to collect the accounts receivable included among the Assets in the normal course of business consistent with the Buyer's practices and policies existing at the Closing Date.

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

            On or prior to the Closing Date, Sellers or Parent will have satisfied each of the following conditions, unless waived in writing by Buyer:

      7.1   Covenants and Warranties.

            There will have been no material breach by Sellers or Parent in the performance of any of their covenants and agreements herein; each of the representations and warranties of Sellers contained or referred to in this Agreement which is qualified by materiality will be true and correct on the Closing Date as though made on the Closing Date; each of the representations and warranties of Sellers contained or referred to in this Agreement not qualified by materiality will be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer; and Sellers shall cause Sellers' Representative to deliver to Buyer a certificate to that effect, dated the Closing Date, and each Seller will have delivered to Buyer a certificate to that effect, dated the Closing Date, for the representations, warranties and covenants made by such Seller pursuant to
Article 3 of this Agreement.

      7.2   No Restraint or Litigation.

            No action, suit or proceeding will be pending or threatened by any third-party (excluding any affiliate of Buyer) or governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of these transactions or the transfer of any of the Stock or the Assets.

      7.3   Necessary Consents, Approvals and Permits.

            The parties will have received all of the consents listed on
Schedule 7.3 (the "Required Consents") and such consents will be valid and enforceable on and after the Closing Date. In addition, the waiting period, including any extensions thereof, under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") will have expired or been terminated.

      7.4   Opinion of Counsel.

            Sellers will have delivered to Buyer the legal opinions of Buchanan Ingersoll Professional Corporation, counsel for the Company, duly executed and substantially in the form of Exhibit D-1, and each of the Seller's identified on
Schedule 7.4 will have delivered to Buyer the legal opinions of their respective counsel, duly executed and substantially in the form of Exhibit D-2. Such opinions may contain customary exclusions, qualifications and assumptions typically included in such legal opinions and acceptable to Buyer's counsel.

      7.5   Adverse Change.

            There will not have occurred any event that could have an adverse effect on the Stock or a material adverse effect on the Security Business or on the condition of a material portion of the Assets. As used in this context "material" shall mean an economic effect of more than $250,000 that is not reflected in a downward adjustment in the Purchase Price.

      7.6   Documents, Certificates and Other Items.

            Sellers will have delivered or caused to be delivered to Buyer:

            (a) duly issued certificates for all of the Stock, duly endorsed in blank or with blank stock powers attached, together with any required transfer stamps or taxes paid and attached thereto;

            (b) resignations or removal of all of the officers and directors of the Parent, the Corporation and the Ohio Subsidiary;

            (c) minute books, stock certificate and transfer books, corporate seal and other corporate records of the Parent, the Corporation and the Ohio Subsidiary which are true, correct and complete as of Closing;

            (d) the Noncompetition Agreement and Nonsolicitation Agreements described in Section 2.3 each duly executed by the parties bound thereto, together with delivery of all consideration thereunder;

            (e) a current Certificate of Good Standing evidencing the Parent's the Corporation's and the Ohio Subsidiary's corporate standing in each state where they are incorporated or qualified to do business;

            (f) a current certificate issued by the appropriate taxing authority of the states of Michigan, New York, New Jersey, Ohio, and Pennsylvania certifying that there are no tax liens of record against the Parent, Corporation, the Ohio Subsidiary or any of the entities listed on
Schedule 4.1 and that the Company is not and such entities are not obligated for any taxes which are due and payable but which have not been paid, to the extent such certificates are available from such taxing authorities;

            (g) a consent from the spouse of each individual Seller, duly executed and substantially in the form of Exhibit E;

            (h) the Holdback Escrow Agreement described in Section 2.1(b), duly executed by Sellers' Representative;

            (i) an estoppel certificate from RRSS setting forth: a) there is no default on the part of any party to the agreement between Company and RRSS,
(b) that the payment of all sums due to RRSS are current, and (c) the agreement is in full force and effect;

            (j) an estoppel certificate from the landlords of the real properties located at Bellerose, New York, Madison, New Jersey and Dayton, Ohio setting forth: a) there is no default on the part of any party to the agreement between Company and the landlord (b) that the payment of all sums due to the landlord are current, and (c) the lease is in full force and effect;.

            (k) a fully executed release from each Seller substantially in the form of Exhibit G;

            (l) all other documents and instruments required under this Agreement;

            (m) all other documents and instruments reasonably requested by Buyer in connection with the consummation of these transactions including, without limitation, all applicable lien releases in connection with the Toronto-Dominion Bank (Texas) debt facility;

            (n) the due execution and delivery of the Second Amendment to Asset Purchase Agreement regarding the Habitec acquisition substantially in the form attached hereto as Exhibit I; and

            (o) a true, correct and complete copy of the executed agreement between Sellers and Sellers' Representative authorizing Sellers' Representative to act on behalf of Sellers hereunder.

      7.7   Satisfaction of Debts.

            (a) Sellers will have delivered to Buyer the lien searches described in Section 6.1(e).

            (b) Sellers will have delivered to Buyer a true and correct list of each of the secured and unsecured creditors of the Parent, the Corporation and the Ohio Subsidiary and the and the amount due by the Parent, the Corporation and the Ohio Subsidiary to each such creditor on the Closing Date.

            (c) Except for the Liabilities described in Section 4.26, Sellers will have satisfied on the Closing Date all of the outstanding obligations and liabilities of the Parent, the Corporation and the Ohio Subsidiary as of the Closing Date.

            (d) Seller will have made appropriate arrangements for the termination of any liens and Encumbrances on file against any of the Assets and will have delivered to Buyer payoff letters evidencing the total amount due as of the Closing Date in order to remove all of the liens of record against the Parent, the Corporation and the Ohio Subsidiary.

      7.8   Accounts Receivable.

            Sellers will have delivered to Buyer the list of accounts receivable described in Section 6.1(l).

      7.9   Capitalization.

            All outstanding and/or authorized warrants, stock options or rights to acquire any class of capital stock (whether or not vested) of the Parent, the Corporation, or the Ohio Subsidiary shall have been canceled, redeemed, retired or otherwise extinguished.

      7.10  Excluded Assets.

            All of the Company's right, title and interest in the assets of the Company set forth on Schedule 1.2(e), and any related liability shall have been assigned to Sellers, their designees or others, and such persons shall have acknowledged receipt of such assets and the assumption of any related liability as of or prior to the Closing Date.

      7.11  Updated Schedules.

            Parent or Sellers may update the schedules delivered hereunder and deliver such updated schedules to Buyer not later than 3 business days prior to the Closing Date, to reflect changes to the Company, the Assets, the Security Business or the Stock that have occurred between the date of this Agreement and the Closing Date, provided that nothing contained in any of the updated schedules prepared by Sellers or the Parent shall disclose that either: (a) the ownership of the Stock by the Sellers is different than as presented in this Agreement or in any Schedule hereto as of the date hereof, or (b) the financial and operational condition of the Assets, Security Business or the Company, is adversely different in any material respects than as presented in this Agreement or in the exhibits and schedules or other documents provided herewith. As used in this context "material" shall mean an economic effect of more than $250,000 that is not reflected in a downward adjustment in the Purchase Price.

      7.12  Minimum RMR.

            The total RMR at Closing is not less than $1,200,000.

      7.13  Oral 3rd Party Monitoring Agreements.

            All of the oral agreements pursuant to which Alarm Accounts are monitored by third-party monitoring companies on behalf of Company shall have been evidenced by duly executed written agreements in a form reasonably satisfactory to Buyer or the monitoring of such Alarm Accounts shall have been transferred to Rapid Response to be monitored pursuant to the existing monitoring agreement with Rapid Response.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

               On or prior to the Closing Date, Buyer will have satisfied each of the following conditions unless waived in writing by Sellers' Representative:

      8.1   Covenants and Warranties.

            There will have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement will be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Sellers or any transaction contemplated by this Agreement; and the President or any Vice President of Buyer will have delivered to Sellers a certificate to such effect, dated the Closing Date.

      8.2   Delivery of Purchase Price.

            Buyer will have delivered the Purchase Price to be paid at Closing to Sellers, and the Deferred Payment to the Escrow Agent, less the amount of any closing adjustments.

      8.3   Documents, Certificates and Other Items.

            Buyer will have delivered or caused to be delivered to Sellers'
Representative:

            (a) the legal opinion of John Rosenberg, Esquire, general counsel for Buyer, substantially in the form of Exhibit F (such opinion may contain customary exclusions, qualifications and assumptions typically included in such legal opinions);

            (b) the Holdback Escrow Agreement described in Section 2.1(b), duly executed by Buyer;

            (c) all of the documents or instruments required under this Agreement; and

            (d) all other documents and instruments reasonably required by Sellers' Representative in connection with the consummation of these transactions.

      8.4   No Restraint or Litigation.

            No action, suit or proceeding will be pending or threatened by any third-party (excluding any affiliate of any Seller) or governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of these transactions.

      8.5   Approvals.

            The waiting period, including any extensions thereof, under the HSR Act will have expired or been terminated. All Required Consents will have been obtained.

9.    INDEMNIFICATION

      9.1   Indemnification by Sellers and Buyer.

            (a)   Subject to the limitations in Sections 9.3(f), 9.4, 9.5, 9.7,
9.8 and 9.9, Sellers will indemnify, hold harmless, defend and bear all costs of defending Buyer, together with its successors and permitted assigns, from, against and with respect to any and all damage, loss, deficiency, expense (including any reasonable attorney and accountant fees, legal costs or expenses), action, suit, proceedings, demand, assessment or judgment to or against Buyer (collectively, "Buyer's Aggregate Net Loss") arising out of or in connection with:

                  (i) any debt, obligation, commitment or Liability of Sellers which is not expressly assumed by Buyer or which is expressly assumed by Sellers in this Agreement, whether arising prior to, on or after the Closing Date and whether or not disclosed to Buyer, including those relating to environmental and employee liabilities;

                  (ii) any debt, obligation, commitment or Liability of Company, other than the Liabilities described in Section 4.26(i), (ii), (iv),
(v) and (vi), arising prior to or on the Closing Date, and whether or not disclosed to Buyer, including those relating to environmental and employee liabilities and third-party claims set forth on Schedule 4.7.

                  (iii) any debt, obligation, penalty or Liability of Company arising out of or as a result of Company's obligation prior to Closing to provide residential customers with the 3-day notice of cancellation in compliance with the provisions of 16 C.F.R. Part 429 and any applicable state laws;

                  (iv) any debt, obligation, penalty or Liability of Company arising out of or as a result of Company's failure prior to Closing to be licensed to provide alarm service in any state where its Alarm Accounts are located, or its failure to be qualified to do business in any state in which in conducts business;

                  (v) any breach or violation of, or nonperformance by, Sellers or Parent of any of their representations, warranties, covenants or agreements contained in this Agreement (including a failure to disclose a Liability of the Company) or in any document, certificate or schedule required to be furnished pursuant to this Agreement;

                  (vi) any debt, obligation or Liability of Company for acts or omissions occurring prior to or on the Closing Date arising out of or as a result of or in connection with any of (i) the Subscriber Contracts, (ii) the agreements by which Company provides third-party monitoring services to dealers and (iii) the agreements by which Alarm Accounts and Wholesale

Alarm Accounts are monitored by third-party monitoring companies on behalf of Company, which agreements do not contain provisions limiting Company's liability and third-party indemnification provisions consistent with industry standards;

                  (vii) any debt, obligation, penalty or Liability of the Company arising from the failure of Sellers to cause the Federal Communications Commission ("FCC") to renew all of the FCC licenses used by Company and to obtain the FCC's consent to the change of control of the licensee(s) as contemplated hereby within sixty (60) days after the Closing;

                  (viii) any debt, obligation or Liability of Company arising out of Company's failure to have adequate telephone lines in accordance with the contracts under which services are provided and the applicable laws of the State of New York with regard to the Alarm Accounts and Wholesale Alarm Accounts located in that State as described on Schedule 4.15; and

                  (ix) any debt, obligation or Liability of Company arising out of the problems concerning UL certificates, UL accounts and UL monitoring identified on Schedule 4.18.

            (b) Subject to Sections 9.3(f), 9.4, 9.5 and 9.8, Buyer will indemnify, hold harmless, defend and bear all costs of defending Sellers, together with their successors and permitted assigns, from, against and with respect to any and all damage, loss, deficiency, expense (including any reasonable attorney and accountant fees, legal costs or expenses provided that any indemnification with respect to any such attorney fees and related expenses shall be limited to those of one legal counsel who represents all of the Sellers), action, suit, proceeding, demand, assessment or judgment to or against Sellers (collectively, "Sellers' Aggregate Net Loss") arising out of or in connection with:

                  (i) all liabilities, damages or claims incurred or accrued related to events occurring after the Closing Date and related to the Company; and

                  (ii) any breach or violation of, or nonperformance by, Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement (including Buyer's covenants in Section 9.3(f)) or in any document, certificate or schedule required to be furnished pursuant to this Agreement.

            (c) Should Buyer and Sellers' Representative be unable to agree as to the amount of Buyer's Aggregate Net Loss for which Buyer is to be indemnified, or the amount of Sellers' Aggregate Net Loss for which Sellers is to be indemnified, then either Buyer or Sellers' Representative, as the case may be, may commence arbitration proceedings in accordance with the provisions of
Section 12.3.

      9.2   Notice of Claims.

               If any claim is made by or against a party which, if sustained, would give rise to a liability of the other party hereunder (whether or not such claim may be subject to the basket described in Section 9.5), that party (the "Claiming Party") will promptly cause written notice of the claim to be delivered to the other party (the "Indemnifying Party") and will afford the Indemnifying Party and its counsel, at the Indemnifying Party's sole expense, the opportunity to defend or settle the claim (and, with respect to claims made by third parties, the Claiming Party will have the right to participate at its sole expense). Any notice of a claim will state, with reasonable specification, the alleged basis for the claim and the amount of liability asserted by or against the other party by reason of the claim. If such notice is not given, it will not release the Indemnifying Party, in whole or in part, from its obligations under this Article 9, except to the extent that the Indemnifying Party's ability to defend against such claim is actually prejudiced thereby. Alternatively, if notice is given and the Indemnifying Party fails to assume the defense of the claim within 10 days after receipt thereof with counsel satisfactory to the Claiming Party, the claim may be defended, compromised or settled by the Claiming Party without the consent of the Indemnifying Party and the Indemnifying Party will remain liable under this Article 9.

      9.3   Third Party Claims.

            (a) Except as provided herein, the Indemnifying Party will engage counsel, reasonably acceptable to the Claiming Party, defend any claim brought by a third party involving a judicial or arbitration action or the threat of a judicial or arbitration action (a "Third Party Claim"), and will provide notice to the Claiming Party not later than 15 business days following delivery by the Claiming Party to the Indemnifying Party of a notice of a Third Party Claim, such notice to include an acknowledgment by the Indemnifying Party that it will be liable in full to the Claiming Party for any Sellers' Aggregate Net Loss or Buyer's Aggregate Net Loss, as the case may be, in connection with the Third Party Claim. If the Sellers are the Claiming Party then Buyer's indemnification obligation with respect to legal fees and costs shall be limited to the one counsel that represents all such indemnified parties. The Claiming Party will fully cooperate with such counsel. The Indemnifying Party will cause its counsel to consult with the Claiming Party, as appropriate, as to the defense of such claim, and the Claiming Party may, at its own expense, participate in such defense, assistance or enforcement, but the Indemnifying Party will control such defense, assistance or enforcement. The Indemnifying Party will cause its counsel to keep the Claiming Party, as appropriate, informed at all times of the status of such defense, assistance or enforcement.

            (b) The Claiming Party will have the right to engage counsel and to control the defense of a Third Party Claim if the Indemnifying Party has not notified the Claiming Party of its appointment of counsel, reasonably acceptable to the Claiming Party, and control of the defense of a Third Party Claim pursuant to Sections 9.2 and 9.3 within the time period provided therein. The Claiming Party will, in such case, cause its counsel to consult with the Indemnifying Party as to the conduct of such defense, assistance or enforcement.

            (c) The Indemnifying Party may settle any Third Party Claim which it is defending pursuant to Section 9.2 or 9.3(a) if such Third Party Claim solely involves monetary damages and only if the amount of such settlement is to be paid entirely by the Indemnifying Party pursuant to this Article 9. The Indemnifying Party will not enter into a settlement of a Third Party Claim which involves a non-monetary remedy or which will not be paid entirely by the Indemnifying Party pursuant to this Article 9 without the written consent of the Claiming Party, which consent will not be unreasonably withheld.

            (d) Notwithstanding the foregoing, in the event of any settlement of, or final judgment with respect to, a Third Party Claim which relates to acts, omissions, conditions, events or other matters occurring both before and after the Closing Date, the parties will negotiate in good faith as to the portion of such Third Party Claim as to which such indemnification is payable. In the event the parties are unable to agree on such portion, the matter will be settled pursuant to Section 12.3.

            (e) The parties will cooperate with one another in good faith in connection with the defense, compromise or settlement of any Third Party Claim. Without limiting the generality of the foregoing, the party controlling the defense or settlement of any matter will take steps reasonably designed to ensure that the other party and its counsel are informed at all times of the status of such matter. Neither party will dispose of, compromise or settle any Third Party Claim in a manner that is not reasonable under the circumstances and in good faith.

            (f) The amount of any indemnification under this Agreement will be reduced by (i) any insurance proceeds paid to the Claiming Party as a result of the loss or other matter for which indemnification is sought, as adjusted for any increased insurance premiums resulting from the tender of the claim to the insurance carrier and (ii) any indemnification amounts paid to the Claiming Party by a former seller of stock or assets to the Company, or offset by the Claiming Party against amounts due to such former seller by the Company, in either case as a result of the loss or other matter for which indemnification is sought. The Claiming Party will be obligated to submit to its insurance carrier all coverable claims and pursue such claims against its insurance carrier in good faith, and will not abandon or compromise any such claim without the consent of the other party. Buyer agrees to retain not less than the same general liability and errors and omissions insurance coverage or equivalent self-insurance, on an occurrence basis, as the Company had prior to the Closing Date (including the same deductible) for a period of three (3) years after the Closing Date. Buyer will provide Sellers' Representative with a certificate of insurance evidencing such coverage at the Closing and annually thereafter.

      9.4   Survival of Indemnity Obligations.

            The rights of Buyer and Sellers to assert indemnification claims will survive for a period of three (3) years from the Closing Date, except claims related to fraud, willful misconduct, title to the Stock, and authority of Buyer and Sellers to execute and deliver this Agreement and any of the documents contemplated hereunder, and to consummate the transactions hereunder shall survive until the expiration of 75 days following the date on which the running of the statute of limitations and any extensions thereof with respect to any such claim will bar the assertion, assessment and collection of such claim.

      9.5   Basket and Cap.

            Except for claims of or relating to the calculation of the Purchase Price, fraud, willful misconduct, title to the Assets, authority to consummate these transactions, pension and employee matters, environmental, tax and insured third party claims, Buyer and Sellers will not be required to indemnify the other until a recoupable $500,000 basket has been exceeded. For example, if Buyer has indemnifiable claims of $70,000, Sellers will have no liability to Buyer with respect to such claims because such amount is less than $500,000. Alternatively, if Buyer has indemnifiable claims of $525,000, Sellers will be liable to Buyer for the full amount of such claims. However, any Buyer's claim for indemnity of any litigation disclosed on Schedule 4.7 shall not be subject to this basket and Sellers shall be obligated to indemnify Buyer for the entire amount (subject to Section 9.9) of such Buyer's claim. Further, the aggregate amount of the indemnification obligation of Buyer to Sellers with respect to Sellers' Aggregate Net Loss, or of Sellers to Buyer with respect to Buyer's Aggregate Net Loss, as the case may be, will not exceed the amount of the Deferred Payment, exclusive of claims relating to fraud, willful misconduct, title to the Stock, and authority of Buyer and Sellers to execute and deliver this Agreement and any of the documents contemplated thereunder, and to consummate the transactions contemplated hereunder.

      9.6   Tax Indemnification/Returns.

            (a) Sellers will be responsible and liable for, and will indemnify and hold Buyer, the Parent and the Subsidiaries harmless from and against all taxes owed by, attributable to or accrued against the Parent, the Corporation and the Ohio Subsidiary including any taxes resulting from these transactions for all periods ending on or before the Closing Date, except to the extent of the accrual for taxes reflected as current liabilities in the Closing WC as of the Closing Date. Subject to the provisions of Section 9.6(f) below, Sellers agree with Buyer that Sellers, at their expense, will complete and file on a timely basis all federal, state and local tax returns due for the Company for the fiscal year beginning January 1, 1997 and ending on the Closing Date. Buyer agrees that it will not make a IRC Section 338 election with respect to the Stock.

            (b) Subject to the provisions of Section 9.6(f) below, Sellers will be responsible for the preparation and filing of all tax returns of the Company for all periods ending on or before the Closing Date. Buyer will cause the Company to furnish to Sellers all information pertaining to the Company reasonably requested by Sellers and necessary for the preparation of such returns and will otherwise cooperate fully with Sellers in the preparation of such returns. The federal income, deductions and credits with respect to the Company on such returns will be computed consistent with past practices, principles and methods and be determined on the basis of the appropriate permanent records of the Company. Prior to filing any such return for a taxable period ending on or before the Closing Date, Sellers' Representative will submit such returns to Buyer for its review. Except as otherwise provided herein, Sellers will have the obligation and authority to represent the Company, at Sellers' expense, before the Internal Revenue Service or any other governmental agency or authority or any court regarding the federal income or state tax liabilities of the Company for any taxable period ending on or prior to the Closing Date, and to settle any such matters provided Sellers have retained the liability with respect to any such taxes. If Sellers elect to contest or appeal any such matter, Buyer agrees to cooperate with Sellers in such contest or appeal.

            (c) Buyer, Parent and the Company will be responsible for all taxes of the Company for any taxable period beginning after the Closing Date and the post-Closing portion of any taxable period beginning prior to the Closing Date and ending after the Closing Date. Sellers agree to make available to Buyer, the Company records in the custody of Sellers or of any affiliated corporation or person, to furnish other information (including all adjustments to and changes in tax items of the Company for taxable periods of the Company ending on or before the Closing Date), and otherwise to cooperate to the extent reasonably required for the filing of tax returns relating to the Company for taxable periods ending after the Closing Date and of other tax returns relating to the Company for any taxable period.

            (d) Sellers acknowledge that the Parent, the Subsidiaries and Buyer will be entitled to the tax benefit of any loss, credit, or other item of the Company that: (i) has arisen or arises before the Closing Date but is reportable in or carried forward to a taxable period ending after the Closing Date; or (ii) arises after the Closing Date, although such loss, credit, or other item may be carried back to a taxable period ending on or before the Closing Date. Sellers' Representative agrees to cooperate with the Parent, the Company and Buyer in taking such action as may be necessary (including amending any return or report and filing any claim for refund) for the Parent, the Company or Buyer to realize the tax benefit of carrying such a loss, credit, or other item described in (ii) above back to a taxable period ending on or before the Closing Date. Sellers' Representative promptly will remit or cause to be remitted to Buyer: (x) any amount received as a refund; and (y) if not realized as a refund, the amount of any reduction in tax liability (of the Company or Sellers) resulting from the use of such a loss, credit, or other item as described in (ii) above.

            (e) Within 60 days after the Closing Date, Sellers' Representative will furnish Buyer a list of the net operating loss ("NOL") carryovers and investment tax credit ("ITC") carryovers attributable to the Company as of the Closing Date known to the Parent or the Sellers' Representative, if any. Sellers' Representative agrees to reasonably cooperate with Buyer to make available to Buyer the NOL and ITC carryovers attributable to the Company as of the Closing Date, subject, however, to any adjustment to or change in any tax item of the Company required by the Internal Revenue Service. Sellers will not agree to any such adjustment or change without Buyer's consent, which consent will not be unreasonably withheld.

            (f) If requested by Sellers' Representative, Buyer will prepare the tax returns described in subparts (a) and (b) above for the benefit of Sellers at Sellers' cost. Sellers shall reimburse Buyer or Company, as the case may be for all accounting fees incurred by Buyer or Company in the preparation of such tax returns, and if Sellers fail to pay such reimbursement, Buyer may at its option, deduct the amount due to Buyer or Company from the Deferred Payment. Buyer shall provide Sellers's Representative with copies of all bills and invoices from the accountants for the preparation of such tax returns.

            (g) For purposes of this Section 9.6, "tax" or "taxes" will have the meanings specified in Section 4.11(f) and "tax returns" will have the meaning specified in Section 4.11(g).

      9.7   Buyer's Tax Claim Defense.

            Promptly after receipt by Buyer of notice of the commencement of any action or proceeding which could result in a Buyer's claim as to any tax liability (including penalties, assessments or fines) Buyer will give prompt notice of such commencement to Sellers' Representative. If in respect to any such Buyer's claim, Sellers' Representative shall request, in writing, the right to defend such action, Buyer will permit Sellers to do so (subject to the counsel retained by Sellers in connection therewith being reasonably acceptable to Buyer and Buyer's right to be kept currently advised and to participate in the defense) if: (a) Seller, in writing, shall have confirmed to Buyer, without any qualifications, whatsoever, that such claim is within the scope of the provisions of Section 9.1(a)(i); and (b) Sellers shall have paid such tax liability (including any penalties, assessments or fines) under protest, or shall have furnished an appropriate bond or other form of security as required by the taxing authority or pursuant to applicable law, or has taken such other action as may reasonably be necessary in order to prevent the imposition of any fines, penalties, forfeitures, liens or other like charges against Buyer or its assets or properties.

      9.8   Sole and Exclusive Remedy.

            After the Closing, the indemnification provided in this Article 9 will be the sole and exclusive remedy of Buyer and Sellers with respect to the matters described in this Article 9 without regard to whether such matter involves claims framed in contract, tort, equity or otherwise, and exclusive of any claims based upon title to the Stock, authority of Buyer and Sellers to execute and deliver this Agreement and any of the documents contemplated hereunder, and to consummate the transaction contemplated by this Agreement, fraud or wilful misconduct.

      9.9   Deferred Payment as Source of Payment Obligations of Sellers.

            Buyer agrees that except as expressly set forth below, any Buyer's indemnity claims resolved in favor of Buyer shall be paid solely out of the Deferred Payment except with respect to Buyer's indemnity claims relating to fraud, willful misconduct, title to the Stock, and authority of Sellers, including the authority to convey the Stock, which claims may be asserted against the Parent, a specific Seller or Sellers on a several basis or paid out of the Deferred Payment or a combination of both. To the extent the Deferred Payment is depleted then claims relating to fraud, wilful misconduct, title to the Stock, and authority of Sellers, including the authority to sell the Stock, can be asserted against the Sellers on a several basis. If any Buyer's indemnity claims are unresolved or in dispute as of the date the Deferred Payment, or any portion thereof, is to be delivered to Sellers by Escrow Agent, Buyer may demand that Escrow Agent retain from the Deferred Payment an amount equal to any unresolved or disputed Buyer's indemnity claims pending resolution. The Deferred Payment shall be the sole source of payment to Buyer for all Buyer's indemnity claims, except for Buyer's indemnity claims asserting or related to fraud, willful misconduct, title to the Stock or authority of a Seller(s), including the authority to convey the Stock. Sellers acknowledge and agree that all Buyer's indemnity claims to be paid out of the Deferred Payment are joint and several obligations of the Sellers up to the aggregate amount of the Deferred Payment.

10.   DAMAGE TO PROPERTY AND RISK OF LOSS

            The risk of any loss or damage to the Assets and the Security Business resulting from fire, theft, hurricane or any other casualty (except reasonable wear and tear), and condemnation will be borne by the Company at all times prior to 11:59:59 p.m. on the Closing Date. In the event that any such loss or damage will be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of the Security Business within 2 days from the occurrence of the event resulting in such loss or damage, Sellers' Representative will immediately notify Buyer in writing of their inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within 10 days after receipt of such notice, may elect either: (a) to waive such defect and proceed toward consummation of these transactions in accordance with terms of this Agreement, or (b) to terminate this Agreement. If Buyer elects to terminate this Agreement pursuant to this Section, the parties will be fully released and discharged of any and all obligations under this Agreement, except for the ongoing duty of confidentiality. If Buyer elects to consummate this transaction despite such loss or damage and does so, there will be no diminution of the Purchase Price on account of such loss or damage and all insurance proceeds payable as a result of the occurrence of the event resulting in loss or damage to the property, plus the amount of any deductible for such insurance coverage, will be delivered to Buyer, or the rights thereto will be assigned to Buyer if not yet paid over to the Company or Sellers' Representative.

11.   TERMINATION OF AGREEMENT.

            (a) If Buyer determines, as a result of its due diligence conducted during the Due Diligence Period, that Sellers have made a misrepresentation in this Agreement (including any Exhibit or Schedule hereto) which cannot be cured by Sellers in a commercially reasonable manner prior to Closing, and the parties are unable to mutually agree on a remedy for such misrepresentation within 10 days after Buyer provides notice to Sellers of such misrepresentation, Buyer may terminate this Agreement and none of the Buyer, Company, or Sellers shall have any further liability to each other, except for the ongoing duty of confidentiality.

            (b) In the event Buyer fails to consummate the purchase of the Stock for reasons other than those set forth in Section 11(a) and Sellers have complied with all of the material terms and conditions on their part contained herein, and there is no event excusing Buyer's performance hereunder, then Buyer shall pay to the Parent the sum of $2,000,000 as liquidated damages, and this Agreement will be automatically terminated and none of the Buyer, Company, or Sellers shall have any further obligation or liability to the other hereunder or thereunder, except for the ongoing duty of confidentiality.

            (c) In the event Sellers or the Parent fail to consummate the sale of the Stock and Buyer has complied with all of the material terms and conditions on its part contained herein, and there is no event excusing Sellers' performance hereunder, then Sellers or Parent shall pay to Buyer the sum of $2,000,000 as liquidated damages, and this Agreement will then be automatically terminated and none of the Buyer, Company, or Sellers shall have any further obligations or liability to the other hereunder or thereunder, except for the ongoing duty of confidentiality. Alternatively, Buyer will have the right, in the exercise of its sole discretion, to elect to pursue all of its rights and remedies against Sellers, including specific performance of the terms of this Agreement. Buyer will not be required to post a bond or other security in connection with any suit brought by it for specific performance.

            (d) Both parties acknowledge that the actual damages a party may suffer as a result of the failure of the other to perform is difficult to ascertain in advance and therefore the amount designated as liquidated damages herein is reasonable and is not a penalty or forfeiture.

            (e) In the event Closing has not occurred by November 30, 1997 (the "Termination Date"), for any reason other than a delay in the termination of the HSR waiting period, and neither Buyer nor Sellers are in breach of their obligations hereunder, then either party hereto will have the right to terminate this Agreement and none of the Buyer, Company, or Sellers shall have any further liability to each other, except for the ongoing duty of confidentiality.

12.   GENERAL PROVISIONS.

      12.1  Survival of Obligations; Effect of Investigations.

            Sellers, the Parent and Buyer acknowledge that the representations, warranties, covenants and agreements of Sellers, the Parent and Buyer contained in this Agreement form an integral part of the consideration given to Buyer in exchange for the Purchase Price and to Sellers in exchange for the Stock, without which Buyer would be unwilling to purchase, and Sellers would be unwilling to sell, the Stock. Notwithstanding any investigation and review made by Buyer pursuant to this Agreement, Sellers, the Parent and Buyer agree that all of the representations, warranties, covenants and agreements of Sellers, the Parent and Buyer contained in this Agreement or in any Exhibit, Schedule, statement, report, certificate or other document or instrument required to be delivered pursuant to this Agreement will, subject to the limitations set forth in Section 9.4, survive the making of this Agreement, any investigation or review made by or on behalf of the parties and the Closing. Any inspection, preparation, or compilation of information or schedules, or audit of the inventories, properties, financial condition or other matters relating to the Parent, the Corporation, the Ohio Subsidiary or Sellers conducted by or on behalf of Buyer pursuant to this Agreement will in no way limit, affect, or impair the ability of Buyer to rely upon the representations, warranties, covenants, and agreements of Sellers and Parent set forth in this Agreement or in any Exhibit, Schedule, statement, report, certificate or other document or instrument required to be delivered pursuant to this Agreement.

      12.2  Transfer Charges and Taxes.

            Sellers will pay all stamp, sales, realty transfer or other taxes (federal, state or local) imposed by law and all third-party transfer charges in respect of any and all transfers pursuant to this Agreement.

      12.3  Dispute Resolution.

            No party to this Agreement shall be entitled to take legal action with respect to any dispute relating hereto (other than disputes regarding the Purchase Price which are to be resolved pursuant to Section 2.1(h)) until it has complied in good faith with the following alternative dispute resolution procedures. This Section shall not apply to the extent it is deemed necessary to take legal action immediately to preserve a party's adequate remedy. However, nothing shall prevent any party from resorting to the judicial proceedings mentioned in this Section if interim relief from the court is necessary to prevent serious and irreparable injury to one of the parties.

            (a) Negotiation. The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement, through negotiations between representatives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any such dispute not resolved in the normal course of business. Within 20 days after delivery of the notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange information and to attempt to resolve the dispute, until the parties conclude that the dispute cannot be resolved through unassisted negotiation. Negotiations extending sixty days after notice shall be deemed at an impasse, unless otherwise agreed by the parties.

            If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days' notice of such intention and may also be accompanied by an attorney.

            (b) ADR Procedure. If a dispute with more than $25,000 (Twenty-Five Thousand Dollars) at issue has not been resolved within 60 days of the disputing party's notice, a party wishing resolution of the dispute ("Claimant") shall initiate assisted Alternative Dispute Resolution ("ADR") proceedings as described in this Section. Once the Claimant has notified the other ("Respondent") of a desire to initiate ADR proceedings, the proceedings shall be governed as follows: By mutual agreement, the parties shall select the ADR method they wish to use. That ADR method may include arbitration, mediation, mini-trial, or any other method which best suits the circumstances of the dispute. The parties shall agree in writing to the chosen ADR method and the procedural rules to be followed within 30 days after receipt of notice of intent to initiate ADR proceedings. To the extent the parties are unable to agree on procedural rules in whole or in part, the current Center for Public Resources
(CPR) Model Procedure for Mediation of Business Disputes, CPR Model Mini-trial Procedure, or CPR Commercial Arbitration Rules--whichever applies to the chosen ADR method--shall control, to the extent such rules are consistent with the provisions of this Section. If the parties are unable to agree on an ADR method, the method shall be arbitration. The parties shall select a single neutral third party ("Neutral") to preside over the ADR proceedings, by the following procedure: Within 15 days after an ADR method is established, the Claimant shall submit a list of 5 acceptable Neutrals to the Respondent. Each Neutral listed shall be sufficiently qualified, including demonstrated neutrality, experience and competence regarding the subject matter of the dispute. A Neutral shall be deemed to have adequate experience if an attorney or former judge. None of the Neutrals may be present or former employees, attorneys, or agents of either party. The list shall supply information about each Neutral, including address, and relevant background and experience (including education, employment history and prior ADR assignments). Within 15 days after receiving the Claimant's list of Neutrals, the Respondent shall select one Neutral from the list, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Respondent, the Respondent shall submit a list of 5 Neutrals, together with the above background information, to the Claimant. Each of the Neutrals shall meet the conditions stated above regarding the Claimant's Neutrals. Within 15 days after receiving the Respondent's list of Neutrals, the Claimant shall select one Neutral, if at least one individual on the list is acceptable to the Claimant. If none on the list are acceptable to the Claimant, then the parties shall request assistance from the Center for Public Resources, Inc., to select a Neutral.

            The ADR proceeding shall take place within 30 days after the Neutral has been selected. The Neutral shall issue a written decision within 30 days after the ADR proceeding is complete. Each party shall be responsible for an equal share of the costs of the ADR proceeding. The parties agree that any applicable statute of limitations shall be tolled during the pendency of the ADR proceedings, and no legal action may be brought in connection with this agreement during the pendency of an ADR proceeding.

            The Neutral's written decision shall become final and binding on the parties, unless a party objects in writing within 30 days of receipt of the decision. The objecting party may then file a lawsuit, application or complaint in any court or regulatory agency allowed by this Agreement. The Neutral's written decision shall be admissible in the objecting party's lawsuit or regulatory proceeding. All negotiations and information obtained pursuant to ADR proceedings hereunder are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and state Rules of Evidence.

      12.4  Confidentiality.

            Buyer and Sellers agree that they will treat in confidence in accordance with the terms of the Confidentiality Agreement entered into on or about August 21, 1997 (the "Confidentiality Agreement") all documents, materials and other information which they have obtained regarding the other party during the course of the negotiations leading to the consummation of these transactions, the investigation provided for herein and the preparation of this Agreement and other related documents. In the event these transactions are not consummated, all copies of non-public documents and material which have been furnished in connection with these transactions will be promptly returned to the party furnishing such documents and material, will continue to be treated as confidential information and will not be used for the benefit of the party who returned such confidential information.

      12.5  Public Announcements.

            None of the Buyer, Company nor Sellers will, without the approval of the other party (which may not be unreasonably withheld), make any press release or other public announcement concerning these transactions, except as and to the extent that such party will be so obligated by law, in which case the other party will be advised and Buyer, Company and Sellers' Representative will use their best efforts to cause a mutually agreeable press release or announcement to be issued.

      12.6  Governing Law Exclusive Jurisdiction and Consent to Service of
Process.

            This Agreement will be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without regard to its conflicts of law provisions. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. Any and all service of process and any other notice in any such legal proceeding shall be effective against such party when transmitted in accordance with Section 12.7 hereof. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by applicable law.

      12.7  Notices.

            All notices or other communications required or permitted hereunder will be in writing and will be deemed given or delivered when delivered personally, by registered or certified mail, by legible facsimile transmission or by overnight courier (fare prepaid) addressed as follows:

If to Buyer, to:                            with copies to:

Rita A. Sharpe, President                   Alan L. Pepper, Esquire
Westar Capital, Inc.                        Mitchell, Silberberg & Knupp LLP
818 S. Kansas Avenue                        11377 West Olympic Boulevard
Topeka, KS 66612                            Los Angeles, CA 90064
Telecopy: (___)_________                    Telecopy:  (310) 312-3798; and

                                            John K. Rosenberg, Esquire
                                            Westar Capital, Inc.
                                            818 S. Kansas Avenue
                                            Topeka, KS 66612
                                            Telecopy: 785-575-1788

If to Sellers, to Seller's Representative:  with copies to:

Centennial Capital Fund IV, L.P.            S. Bryan Lawrence III, Esquire
1330 Post Oak Blvd.  Suite 1525             Buchanan Ingersoll Professional Corporation
Houston, TX 77056                           One Oxford Centre
Attention:  David Hull                      301 Grant Street, 20th Floor
Telecopy: (713) 627-9292                    Pittsburgh, PA 15219
                                            Telecopy:  (412) 562-1041

                                            and

                                            Morganthaler Venture Partners III L.P.
                                            629 Euclid Avenue Suite 700
                                            Cleveland, Ohio 44114
                                            Attention:  Paul S. Brentlinger
                                            Telecopy: (216) 621-2817

                                            and

                                            Robert J. Shiver
                                            65 Old Route 22
                                            Clinton, NJ 08809
                                            Facsimile: (___)___________

or to such address as such party may indicate by a notice delivered to the other parties. Notice will be deemed received the same day (when delivered personally), 5 days after mailing (when sent by registered or certified mail) and the next business day (when delivered by overnight courier or by facsimile transmission). Any party to this Agreement may change its address to which all communications and notices may be sent by addressing notices of such change in the manner provided.

      12.8  Assignment.

            This Agreement may not be assigned by Sellers without the prior written consent of Buyer. Buyer will have the right to assign this Agreement and the rights and obligations hereunder to its subsidiaries, affiliates, successors and assigns or to Protection One, Inc. or its subsidiaries, affiliates, successors and assigns without the prior written consent of Sellers, provided Buyer stays obligated hereunder with respect to its closing obligations and such assignment will not cause a delay beyond the Termination Date in obtaining termination or expiration of the waiting period under the HSR Act. To the extent this Agreement is assigned by Buyer, which is a corporation, to a subsidiary or affiliate of Buyer that is a partnership, all direct and indirect references herein to Buyer's corporate standing will be deemed to refer to partnership standing. This Agreement is nonrecourse to the shareholders of Buyer or the shareholders of its assignee.

      12.9  Entire Agreement; Amendments.

            This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings of the parties with respect to such subject matter, except for the Sellers Transaction Documents, Buyer Transaction Documents and the Confidentiality Agreement. No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of its provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon any party unless made in writing and signed by such party.

      12.10 Interpretation.

            The Table of Contents, Index of Defined Terms, List of Schedules, List of Exhibits, Article titles and Section headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections and subsections contained in this Agreement refer to the Sections and subsections of this Agreement. All references to Schedules or Exhibits contained in this Agreement are references to the Schedules or Exhibits described on the list immediately following the signature page hereto. All references to the words "include" or "including" mean "including without limitation." Any and all Schedules, Exhibits, statements, reports, certificates or other documents or instruments referred to in or attached to this Agreement, including the "Background" portion of this Agreement, are incorporated by reference as though fully set forth at the point referred to in this Agreement. There will be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it. Any representation or warranty of a party based upon "knowledge" or "best knowledge" or similar words will include actual knowledge and constructive knowledge, which means imputed knowledge under principles of agency law or knowledge that an ordinary person would have exercising prudence of a reasonable manner in the same or similar circumstances. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

      12.11 Waivers.

            Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing and must comply with the notice provisions contained in Section 12.7. The failure of any party to enforce at any time any provision of this Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach.

      12.12 Expenses.

            Except as otherwise provided in this Agreement, and except for (i) filing fees under the HSR Act and (ii) out-of-pocket costs for lien searches obtained by Sellers, which, in the event the Closing occurs, will be split equally between Buyer and Sellers, Buyer and Sellers will each pay all costs and expenses incident to the negotiation and preparation of this Agreement and to the performance and compliance with all agreements and conditions on their part to be performed or complied with, including the fees, expenses and disbursements of their counsel and accountants. In addition, any such fees or costs of the Sellers arising out of professional services performed or costs incurred on or prior to the Closing Date, and fees associated with the preparation of the Closing Financials and any stub year tax returns shall be the sole responsibility of Sellers, shall be excluded from any liabilities of the Company as of the Closing Date, shall not be included in the Financials or the Closing WC, and shall not be charged to the Company; provided however, Buyer acknowledges that Company has paid or may pay certain of such expenses prior to the Closing Date and the parties intend that such expenses will also be paid from the proceeds due to Sellers at Closing.

      12.13 Partial Invalidity.

            Wherever possible, each provision will be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of these provisions will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of these transactions to be unreasonable.

      12.14 Further Assurances.

            From time to time following the Closing Date and without further consideration, Sellers will at the request of Buyer, execute and deliver to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Stock or the Assets. In the case of any agreement, contract, lease, easement or other commitment which is included in the Assets but which requires the consent of a third-party because of the change of control of the Parent contemplated by this Agreement, whose consent has not been obtained prior to Closing, Sellers' Representative will cooperate with Buyer at Buyer's request in trying to promptly obtain such consent.

      12.15 Counterparts.

            This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument and all of which together will be considered one and the same agreement, and will become effective when counterparts, which together contain the signatures of each party, will have been delivered to Buyer, Parent and Sellers. Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

      12.16 Third-Party Beneficiaries.

            This Agreement will not confer any rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

            IN WITNESS WHEREOF, the parties have executed or have caused this Stock Purchase Agreement to be executed as of the date first written above.

BUYER:                            WESTAR CAPITAL, INC.


                                  By:__________________________________________
                                     Rita A. Sharpe, President


PARENT:                           CENTENNIAL SECURITY HOLDINGS, INC.


                                  By:__________________________________________
                                     Robert J. Shiver, President


SHAREHOLDERS:                     CENTENNIAL FUND IV, L.P.


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  CENTENNIAL HOLDINGS, INC.


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


                                  HANCOCK VENTURE PARTNERS, IV - DIRECT
                                  FUND, L.P.


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  MORGENTHALER VENTURE PARTNERS III, L.P.



                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  CHASE VENTURE CAPITAL ASSOCIATES


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  CIBC WOOD GUNDY VENTURES, INC.


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  NORTHWOOD VENTURES


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  NORTHWOOD CAPITAL PARTNERS LLC


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  HABITEC MICHIGAN, L.P.
                                  HABITEC OHIO, L.P.
                                  HABITEC SECURITY LTD., L.P.


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  SECURITY ONE LIMITED PARTNERSHIP


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  DIVERSIFIED ALARM, INC.


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  NATIONAL CITY CAPITAL CORPORATION


                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


                                  KUHN, LOEB & COMPANY

                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


                                  BLUE CHIP CAPITAL FUND LIMITED
                                  PARTNERSHIP

                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  BLUE CHIP CAPITAL FUND II LIMITED
                                  PARTNERSHIP

                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  MIAMI VALLEY VENTURE FUND L.P.

                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                  UTECH CLIMATE CHALLENGE FUND, L.P.

                                  By:__________________________________________
                                     Name:_____________________________________
                                     Title:____________________________________



                                  ---------------------------------------------
                                  Catharine Merigold, an individual



                                  ---------------------------------------------
                                  Stephen Schovee, an individual



                                  ---------------------------------------------
                                  Robert J. Shiver, an individual

                             INDEX OF DEFINED TERMS

                                                                       PAGE

Adjusted Alarm RMR.......................................................-8-
Adjusted Purchase Price..................................................-7-
Adjusted WC..............................................................-8-
Adjusted Wholesale RMR...................................................-8-
Adjusted WIP RMR.........................................................-8-
Adjustment Date..........................................................-2-
ADR.....................................................................-47-
Alarm Accounts...........................................................-2-
Alarm RMR................................................................-5-
Alarm Services...........................................................-2-
Assets...................................................................-2-
Business Documents.......................................................-2-
Buyer Transaction Documents.............................................-28-
Buyer's Aggregate Net Loss..............................................-39-
Buyer....................................................................-1-
CBI Agreement...........................................................-33-
Claimant................................................................-47-
Closing Alarm RMR........................................................-6-
Closing Date Review Schedule.............................................-7-
Closing Date.............................................................-3-
Closing Purchase Price...................................................-7-
Closing Wholesale RMR....................................................-6-
Closing..................................................................-3-
COBRA...................................................................-25-
Company..................................................................-1-
Confidentiality Agreement...............................................-48-
Corporation..............................................................-1-
Customer Purchase Order.................................................-21-
Deferred Payment.........................................................-7-
Due Diligence Period....................................................-29-
Effective Time..........................................................-11-
Employee Benefit Plans..................................................-24-
Encumbrance..............................................................-3-
ERISA...................................................................-24-
Excluded Assets..........................................................-3-
Final Purchase Price.....................................................-9-
Financial Statements....................................................-18-
Form Contracts..........................................................-21-
GAAP.....................................................................-3-
Hazardous Materials......................................................-4-
Holdback Escrow Agreement................................................-7-
HSR Act.................................................................-35-
Independent Accountants.................................................-10-
Inventory................................................................-3-
IRC.....................................................................-19-

ITC.....................................................................-44-
Liabilities..............................................................-4-
Majority in Interest of Sellers..........................................-5-
Modified Agreement......................................................-21-
Neutral.................................................................-47-
NOL.....................................................................-44-
Non-Performing Account...................................................-9-
Non-qualified Account....................................................-5-
Notes....................................................................-6-
Ohio Subsidiary..........................................................-1-
Parent...................................................................-1-
Plans...................................................................-24-
Purchase Price...........................................................-6-
Re-qualified RMR.........................................................-8-
Recurring Monthly Revenue................................................-4-
Respondent..............................................................-47-
RMR......................................................................-4-
RRSS....................................................................-23-
Second Look Alarm RMR....................................................-9-
Second Look Wholesale RMR................................................-9-
Security Business........................................................-1-
Sellers Transaction Documents...........................................-11-
Sellers..................................................................-1-
Sellers' Aggregate Net Loss.............................................-40-
Sellers' Representative..................................................-5-
Seller...................................................................-1-
Stock....................................................................-1-
Subscriber Contracts.....................................................-2-
Subscriber...............................................................-5-
Subsidiaries.............................................................-1-
Tangible Assets..........................................................-2-
Total Second Look RMR....................................................-9-
U.L.....................................................................-24-
Valuation Date...........................................................-6-
Valuation Period.........................................................-3-
Wholesale Alarm Accounts.................................................-2-
Wholesale RMR............................................................-5-
WIP Losses...............................................................-6-
WIP RMR..................................................................-6-
WIP......................................................................-6-
Work in Progress.........................................................-6-
Working Capital Adjustment...............................................-6-

                                LIST OF EXHIBITS


        EXHIBIT                                                             PAGE
        -------                                                             ----

Exhibit A:    Form of Holdback Escrow Agreement..............................-7-

Exhibit B-1:  Form of Noncompetition Agreement..............................-11-

Exhibit B-2:  Form of Nonsolicitation Agreement.............................-11-

Exhibit C:    Financial Statements, Revenue Reports
              and Income Statements.........................................-18-

Exhibit D-1:  Form of Legal Opinions of Buchanan Ingersoll
              Professional Corporation......................................-35-

Exhibit D-2:  Form of Legal Opinions of Specific Sellers' Counsel...........-35-

Exhibit E:    Spousal Consent...............................................-36-

Exhibit F:    Form of Legal Opinion of John Rosenberg, Esquire..............-38-

Exhibit G:    Form of Sellers' Release......................................-36-

Exhibit H:    Copy of Executed CBI Purchase Agreement.......................-33-

Exhibit I:    Form of Second Amendment to Asset Purchase Agreement..........-36-

Exhibit J:    Copy of Executed SSM Letter of Intent ........................-33-

                                LIST OF SCHEDULES

Schedule 1.1 - Shareholders of Parent
Schedule 1.2(b) - Assets
Schedule 1.2(b)(i) - Tangible Assets
Schedule 1.2(b)(ii) - Real Property
Schedule 1.2(b)(iii)(A) - Alarm Accounts
Schedule 1.2(b)(iii)(B) - Wholesale Alarm Accounts
Schedule 1.2(b)(iii)(C) - Business Documents
Schedule 1.2(f) - Excluded Assets
Schedule 1.2(m) - Non-qualified Accounts
Schedule 1.2(q) - Working Capital Adjustment Components
Schedule 1.2(r) - Work in Progress
Schedule 2.1(b)-A - Form of Wire Instructions and Payment Authorization
Schedule 2.1(b)-B - Proforma Calculation of Closing Purchase Price
Schedule 3.3 - Required Consents and Approvals
Schedule 4.1 - Organization
Schedule 4.2 - Capitalization
Schedule 4.3 - Sole Business, Subsidiaries
Schedule 4.4 - Authority of Sellers
Schedule 4.5 - Real Property
Schedule 4.6 - Title to Property
Schedule 4.7 - Compliance with Laws
Schedule 4.8 - Insurance Policies
Schedule 4.9 - Changed Events
Schedule 4.11 - Tax Disclosures
Schedule 4.12 - Employee Agreements
Schedule 4.13 - Intellectual Property
Schedule 4.14 - Non-Competition Agreements from Prior Sellers
Schedule 4.15 - Form Contracts
Schedule 4.16 - Locations of Alarm Accounts
Schedule 4.17 - Central Station Line Swing Exceptions
Schedule 4.18 - U.L. Certification
Schedule 4.20 - Labor/ERISA Matters
Schedule 4.21 - Creditors
Schedule 4.22 - Contracts
Schedule 4.24 - Banks and Accounts
Schedule 4.26 - Disclosed Liabilities
Schedule 5.2 - Consents of Buyer
Schedule 5.5 - Investment Purpose
Schedule 6.1(f) - Maintenance of Business - Marketing Policies and Practices
Schedule 7.3 - Required Consents
Schedule 7.4 - Opinion Letters from Counsel for Specific Sellers